UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

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Jason Industries, Inc.
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NOTICE OF ANNUAL MEETING
AND
PROXY STATEMENT

Jason Industries, Inc.
833 East Michigan Street
Suite 900
Milwaukee, Wisconsin 53202
(414) 277-9300

April 11, 2019
Dear Fellow Stockholder:

On behalf of the Board of Directors and management of Jason Industries, Inc., we cordially invite you to attend the 2019 Annual Meeting of Stockholders, which will be held at 833 East Michigan Street, Fourth Floor Conference Room, Milwaukee, Wisconsin 53202 at 8:00 a.m., Central Time, on Thursday, May 16, 2019.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business that will be conducted at the Annual Meeting. Once the business of the Annual Meeting concludes, we will address any stockholder questions.

We sincerely hope you will be able to attend our Annual Meeting. However, whether or not you attend, it is important that you vote your shares. If you own shares through a broker, bank or other nominee, please vote your shares by providing your broker, bank or nominee with your voting instructions.

Thank you for your continued support of Jason Industries, Inc.

Sincerely yours,

Brian K. Kobylinski President, Chief Executive Officer and Chairman of the Board

833 East Michigan Street
Suite 900
Milwaukee, Wisconsin 53202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2019 Annual Meeting of Stockholders of Jason Industries, Inc. will be held on Thursday, May 16, 2019, at 8:00 a.m., Central Time at 833 East Michigan Street, Fourth Floor Conference Room, Milwaukee, Wisconsin 53202, for the following purposes:

1. To elect the three directors nominated by the Board of Directors to the Board of Directors to each serve a three-year term expiring at the 2022 Annual Meeting;
2. To approve, by advisory vote, the compensation of our named executive officers;
3. To ratify the selection of Deloitte & Touche LLP as Jason Industries, Inc.’s independent registered public accounting firm, for the fiscal year ending December 31, 2019; and
4. To take action upon any other business as may properly come before the 2019 Annual Meeting and any adjournments or postponements of that meeting.

The Board of Directors recommends a vote FOR items 1, 2 and 3. The Board of Directors or proxy holders will use their discretion on other matters that may arise at the 2019 Annual Meeting.

The Board of Directors fixed the close of business on March 29, 2019 as the record date for determining stockholders entitled to notice of and to vote at the 2019 Annual Meeting and any adjournments or postponements of that meeting.

By Order of the Board of Directors, Jason Industries, Inc.

Kevin M. Kuznicki Senior Vice President, General Counsel and Secretary
Milwaukee, Wisconsin
April 11, 2019

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on May 16, 2019

The Proxy Statement and our 2018 Annual Report on Form 10-K are available at http://www.proxyvote.com.

Although you can vote at the Annual Meeting, we urge you to submit your proxy as soon as possible. If the records of our transfer agent, Continental Stock Transfer & Trust Company, show that you own shares in your name, you can submit your proxy for those shares by using the toll-free telephone number or the website address provided in the Proxy Statement. Alternatively, you can mark your votes on the proxy card we have enclosed, sign and date it, and mail it in the postage-paid envelope we have provided. Instructions for using these convenient services are set forth on the proxy card.

If you own shares in street name, we encourage you to provide voting instructions to your bank, broker or other nominee. Street name holders may also vote by telephone or the internet if their bank, broker or other nominee make those methods available, in which case the bank, broker or other nominee will enclose the instructions along with the Proxy Statement. Street name holders who wish to vote at the Annual Meeting will not be able to do so unless they obtain a proxy issued in their name from their broker, bank or other nominee in advance of the meeting, or otherwise follow the instructions provided by their bank, broker or other nominee.

PROXY STATEMENT

Jason Industries, Inc.
833 East Michigan Street
Suite 900
Milwaukee, Wisconsin 53202
(414) 277-9300

April 11, 2019

PROXY STATEMENT

The Board of Directors (sometimes referred to as the “Board”) of Jason Industries, Inc. requests the proxy accompanying this Proxy Statement for use at the 2019 Annual Meeting of Stockholders, which will be held on May 16, 2019, at 833 East Michigan Street, Fourth Floor Conference Room, Milwaukee, Wisconsin 53202 and at any adjournment or postponement of the meeting (the “Annual Meeting”). We first sent proxy materials to stockholders, and posted such materials on the internet, on or about April 11, 2019.

Unless otherwise indicated, as used in this Proxy Statement, “we,” “our,” “us,” the “Company” or “Jason” refer to Jason Industries, Inc. and its consolidated subsidiaries.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:	What Is the Purpose of the Annual Meeting?

A:
(1) To elect the three directors nominated by the Board of Directors to the Board of Directors to each serve a three year term expiring at the 2022 Annual Meeting; (2) to approve, by advisory vote, the compensation of our named executive officers; (3) to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, for the fiscal year ending December 31, 2019; and (4) to take action upon any other business as may properly come before the Annual Meeting and any adjournments or postponements of the meeting. The Notice of Annual Meeting of Stockholders and this Proxy Statement describe these matters in more detail.

Q:	Who Can Attend the Annual Meeting?

A:
All stockholders of the Company, or individuals that stockholders have duly appointed as their proxies, may attend the Annual Meeting. Appointing a proxy in response to this request will not affect a stockholder’s right to attend the Annual Meeting.

Q:	What Constitutes a Quorum?

A:
The presence of holders of a majority in voting power of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting, in person or represented by proxy, constitute a quorum. In the absence of a quorum, a majority of our stockholders, attending the Annual Meeting or represented by proxy, will have power to adjourn the Annual Meeting.

If you vote, your shares will count toward satisfying the quorum requirement. If you return a proxy card marked “ABSTAIN” or without voting instructions, your shares of common stock will also count toward satisfying the quorum requirement. Also, in those instances where banks, brokers or other nominees who hold shares on behalf of others have returned a proxy, but could not vote the shares on particular matters without receiving voting instructions from the beneficial owners (“broker non-votes”), those shares will count toward satisfying the quorum requirement. If you own shares in street name, we encourage you to provide voting instructions to your broker, bank or other nominee. Once a share is counted as present at the Annual Meeting, it will count as present for quorum purposes throughout the Annual Meeting (including any adjournment or postponement of that meeting unless a new record date is or must be set for the adjournment or postponement).

Q:	Who Is Entitled to Vote?

A:
The Board of Directors fixed the close of business on March 29, 2019 as the record date for determining stockholders entitled to notice of and to vote at the 2019 Annual Meeting and any adjournments or postponements of the meeting. Only holders of the 27,998,324 shares of our common stock outstanding as of the close of business on March 29, 2019 can vote at the Annual Meeting. Each of these stockholders has one vote for each share of our common stock held on that date on each proposal.

Q:	How Do I Vote?

A:	If the records of our transfer agent show that you own shares in your name at the close of business on March 29, 2019, you may vote in one of the following ways:

1.
By Internet before the Annual Meeting: You may access the website at http://www.proxyvote.com to cast your vote 24 hours a day, 7 days a week. You will need your control number found on your proxy card. Follow the instructions provided to cast your vote.

2.
By telephone: If you reside in the United States, you may call (800) 690-6903 by using any touch-tone telephone, 24 hours a day, 7 days a week. Have your proxy card in hand when you call and follow the voice prompts to cast your vote.

3.	By mail: Mark, sign and date your proxy card and return it in the envelope we have included with this Proxy Statement.

4.	At the Annual Meeting: If you are a stockholder of record, you may attend the Annual Meeting and vote your shares at the meeting.

If you own shares in street name, you may vote by telephone or the internet if your bank, broker or other nominee makes those methods available, in which case your bank, broker or other nominee will provide instructions with your Proxy Statement. The telephone and internet voting procedures will authenticate your identity, allow you to give your voting instructions and confirm that we have properly recorded your instructions. If you vote by using the internet, you should understand that there might be costs associated with electronic access that you must bear, such as usage charges from internet access providers and telephone companies.

Q:	What Is the Effect of Not Voting at the Annual Meeting?

A:
The consequences of not voting at the Annual Meeting will depend on how you own your shares. If the records of our transfer agent show that you own shares in your name and you do not vote, we cannot consider those shares present at the meeting and they will not count toward satisfying the quorum requirement.

If you own shares in street name and do not vote, your broker, bank or other nominee may vote your shares at the meeting. If you do not give voting instructions for your shares, your broker, bank or other nominee may or may not be able to vote your shares in its discretion depending on the proposals before the meeting. Your broker, bank or other nominee may vote your shares in its discretion on routine matters such as Proposal 3, the ratification of the selection of our independent registered public accounting firm, but may not vote your shares in its discretion on the other proposals. If you own shares in street name, we encourage you to provide voting instructions to your broker, bank or other nominee.

Q:	Can I Change My Vote After I Submit My Proxy?

A:
Yes. You can change your vote at any time before the Annual Meeting by submitting a new proxy or by providing written notice to our Secretary and voting at the Annual Meeting. Your attendance at the Annual Meeting does not in and of itself revoke your proxy.

Unless you properly revoke your proxy by submitting written notice to our Secretary, the persons you have appointed will vote your shares at the Annual Meeting. If you specify a choice by means of the proxy, the persons you have appointed will vote your shares as you specify. If you do not specify a choice, the persons you have appointed will vote your shares in accordance with the recommendations of the Board of Directors.

Q:	What Am I Voting On?

A:	You are voting on three company proposals:

Proposal 1: Election of Directors

Election of the following three directors nominated by the Board of Directors to each serve a three-year term expiring at the 2022 Annual Meeting:

1.	Andrew G. Lampereur;

2.	Nelson Obus; and

3.	Mitchell I. Quain.

Proposal 2: Advisory Vote to Approve the Compensation of Our Named Executive Officers
We are seeking stockholder approval, on an advisory basis, of the compensation of our named executive officers.

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. We are seeking stockholder ratification of that selection.

Q:	What Are the Board of Directors’ Recommendations?

A:	The Board of Directors recommends a vote:

FOR election of the three nominees to the Board of Directors (see Proposal 1);
FOR approval of the compensation of our named executive officers (see Proposal 2); and
FOR ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (see Proposal 3).

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

Q:	What Vote Is Required to Approve Each Proposal?

A:
For Proposal 1, directors are elected by a plurality of all of the votes cast by holders of shares of our common stock represented in person or by proxy and entitled to vote thereon at the Annual Meeting. This means that the three nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Broker non-votes will have no effect on the election of directors.

If a quorum is present at the Annual Meeting, the following matters require the affirmative vote of the holders of a majority of our common stock represented in person or by proxy and entitled to vote on the proposal: Proposal 2, the approval, by advisory vote, of the compensation of our named executive officers, and Proposal 3, ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2019. Abstentions will have the same effect as a vote “Against” these proposals, and broker non-votes will not be counted for purposes of whether Proposal 2 has been approved.

Q:	Are There Any Other Items That Are to be Acted Upon During the Annual Meeting?

A:
No. We are not aware of any other matters that you will vote on at the Annual Meeting. In addition, the deadlines have passed under Rule 14a-8 of the Securities Exchange Act of 1934 and our Bylaws for stockholders to submit their own proposals for presentation at the Annual Meeting. If other matters are properly brought before the Annual Meeting with the assent of the Board of Directors, the named proxies will vote in their discretion on these matters.

Q:	Who Will Count the Vote?

A:	Broadridge Financial Solutions, Inc. will count the vote. Rachel Zabkowicz, our Vice President, Investor Relations, Financial Planning & Analysis, will serve as the inspector of the election.

Q:	Who Pays to Prepare and Solicit the Proxies?

A:
We pay the cost of soliciting the proxies relating to the Annual Meeting, except for some costs that may arise through your use of the telephone or internet. We may request proxies in person, by telephone, internet and facsimile, as well as through the mail. We also expect to ask banks, brokerage houses and other custodians, nominees or fiduciaries to forward proxy materials to their principals and to obtain proxies. We will reimburse these institutions for their out-of-pocket expenses.

Q:	Is the proxy statement available online?

A:
Yes, the Proxy Statement and our 2018 Annual Report on Form 10-K are available at http://www.proxyvote.com. If you access documents by using the internet, you should understand that there might be costs associated with electronic access that you must bear, such as usage charges from internet access providers and telephone companies.

QUESTIONS AND ANSWERS ABOUT THE COMPANY

Q:	Where Can I Find Corporate Governance Materials for Jason?

A:
The Corporate Governance page of our website at http://www.jasoninc.com contains our Corporate Governance Guidelines, our General Code of Ethics, the charters for the Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee, our By-laws and a list of the members of the Board of Directors. We are not including the information available through our website as a part of this Proxy Statement. As a stockholder, you can request paper copies of the documents found on the Corporate Governance page of our website at any time by contacting our Investor Relations Department by: (a) mail at Jason Industries, Inc., Attention: Investor Relations, 833 East Michigan Street, Suite 900, Milwaukee, Wisconsin 53202, (b) telephone at (414) 277-9300 or (c) email at investors@jasoninc.com. If you access documents electronically, you should understand that there might be costs to access materials electronically that you must bear, such as usage charges from internet access providers and telephone companies.

Q:	How May Stockholders or Other Interested Parties Contact the Members of the Board of Directors?

A:
The Corporate Governance page of our website lists the current members of the Board of Directors. Stockholders and other parties interested in communicating with Brian K. Kobylinski, the Chairman of the Board, Mitchell I. Quain, the Lead Director, or any other director, may do so by writing in care of our Secretary, 833 East Michigan Street, Suite 900, Milwaukee, Wisconsin 53202. We open and forward all mail to the director or directors specified in the communication.

Q:	How May I Recommend a Candidate to Serve on the Board of Directors?

A:
Stockholders may recommend candidates for consideration by the Corporate Governance and Nominating Committee at any time by writing to the Chairman of the committee in care of our Secretary at the above address. To enable the committee to consider a stockholder recommendation in connection with the 2020 annual meeting of stockholders, we must receive the recommendation on or before February 16, 2020, but no earlier than January 17, 2020. Under “Corporate Governance Principles and Board Matters—Board Committees—Corporate Governance and Nominating Committee,” we discuss the criteria that the Corporate Governance and Nominating Committee considers when identifying and recommending new candidates to serve on the Board.

PROPOSALS TO BE VOTED ON

PROPOSAL 1:
ELECTION OF DIRECTORS

Our Board is divided into three classes. Each year, the stockholders elect one class of directors for a term of three years.

The Board currently consists of eight members: three with terms that expire at the Annual Meeting (Class II Directors), two with terms that expire at the 2020 annual meeting of stockholders (Class III Directors) and three with terms that expire at the 2021 annual meeting of stockholders (Class I Directors).

Of the three director nominees that the Board of Directors has nominated, two nominees are currently Class II Directors (Messrs. Obus and Quain) and one nominee (Mr. Lampereur) is a new nominee for election to the Board this year. Mr. Lampereur’s nomination has been recommended by the Corporate Governance and Nominating Committee and approved by the Board. Mr. Lampereur will fill the vacancy being created by the retirement of Dr. John Rutledge, a Class II Director who is not standing for reelection at the Annual Meeting. All nominees have advised us that they will serve if elected.

Below, we provide the following information for the Board’s nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting:

•	age as of March 29, 2019;

•	principal occupations for at least the past five years;

•	the names of any other public companies where the nominee or director currently serves as a director or has served during the past five years; and

•	the particular experience, qualifications, attributes or skills that led the Board to conclude that the person should serve, or continue to serve, as a director of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING THREE NOMINEES.

Nominees of the Board of Directors for election as Class II Directors for terms expiring at the 2022 Annual Meeting:

Andrew G. Lampereur, 56, is a new director nominee. Mr. Lampereur has over 25 years of senior-level financial leadership experience in global multi-industry companies. Between 2000 and 2016, Mr. Lampereur served as Executive Vice President, Chief Financial Officer of Actuant Corporation, a global diversified public company, where he was responsible for all of its global finance and information technology activities. He gained extensive acquisition, divestiture and debt leverage experience from his time at Actuant Corporation, as well as its predecessor Applied Power, Inc., Fruehauf Trailer Corporation and Terex Corporation, where he worked from 1988-2000. From 1985 through 1988, he was an auditor at PriceWaterhouseCoopers (formerly known as Price Waterhouse). He has served on the Board of Directors of Generac Holdings, Inc. (NYSE: GNRC) since March 2014. He previously served on the Board of Directors of Robbins & Myers (NYSE: RBN) for several years. Mr. Lampereur graduated with a Bachelor of Business Administration from St. Norbert College, and previously was a Certified Public Accountant.

Mr. Lampereur contributes significant senior-level financial experience, including over 15 years as a Chief Financial Officer of a global multi-industry company, and over 10 years of board-level experience in multi-industry companies. He is well qualified to serve as a director due to his background as both a public company director and Chief Financial Officer.

Nelson Obus, 72, has been a director of the Company since June 2018. Mr. Obus is Chief Investment Officer for Wynnefield Capital Management and has co-managed Wynnefield Partners Small Cap Value L.P. since its inception in November 1992, Wynnefield Partners Small Cap Value L.P. I since its inception in July 1997 and the Wynnefield Small Cap Value Offshore Fund since its inception in January 1997. From February 1990 until September 1992, he was Research Director of Schafer Capital Management, Inc. and Schafer Cullen Management, Inc. Prior thereto, Mr. Obus worked at Lazard Freres & Co. for eight years as an Analyst, Account Executive and Research Director in its institutional sales department.

Mr. Obus also serves on the Board of Directors of Landec Corporation (NASDAQ: LNDC), a provider of health and wellness products for the food and biomaterials markets, Williams Industrial Services Group Inc. (OT: WLMS), a provider of custom-engineered auxiliary equipment and maintenance support services for the global power generation industry, and MK Acquisition LLC which also operates under the name Mountain Khakis and is an outdoor clothing line. Previously Mr. Obus served on the Board of Directors of Gilman Ciocia, Inc., Breeze-Eastern Corporation, and Layne Christensen Co. (NASDAQ: LAYN), which was acquired by Granite (NYSE: GVA) in 2018. Mr. Obus serves on the Board of Directors of the Princeton Historical Society, the Board of Advisors of the Appalachian Mountain Club, the Advisory Board of the Stony Brook-Millstone Watershed Association, and the Board of Governors of the Mideast Forum. Before coming to Wall Street, Mr. Obus worked as an educator and land manager in the environmental field. He received a B.A. from New York University and a M.A. and A.B.D. from Brandeis University in Politics.

Mr. Obus is well qualified to serve as a director due to, among his other experience, skills and qualifications, his background and experience in capital markets and his experience in public company governance.

Mitchell I. Quain, 67, has been a director of the Company since September 2015 and has served as Lead Director of the Company since December 2017 and previously from November 2015 to December 2016. Mr. Quain is a Senior Advisor to The Carlyle Group, L.P., a private investment firm. He was a Partner of One Equity Partners, a private investment firm, from 2010 through 2011. From 2006 to 2010, Mr. Quain was a Senior Director of ACI Capital Corp., a private equity firm. From 2002 to 2005, he was Chairman of the Board of Directors of Register.Com, Inc., an internet services provider, and from 1997 to 2001 he was employed with ABN AMRO, a global full service wholesale and retail bank, and its predecessors in several capabilities including Vice Chairman. Mr. Quain is currently a director of AstroNova (NASDAQ: ALOT), where he serves as a member of the Compensation and Nominating Committees and as the Chairman of the Audit Committee, and a director of Digirad Corporation (NASDAQ: DRAD). Previously Mr. Quain served as a director of RBC Bearings Incorporated (NASDAQ: ROLL), Hardinge Inc. (NASDAQ: HDNG), Xerium Technologies, Inc. (NYSE: XRM), Magnetek, Inc. (NASDAQ: MAG), Tecumseh Products Company (NASDAQ: TECU), DeCrane Aircraft Holdings, Inc., Handy & Harman, Heico Corporation, Mechanical Dynamics, Inc. and Titan International, Inc. Mr. Quain has a Bachelor of Science degree in electrical engineering from the University of Pennsylvania and a Master in Business Administration degree from the Harvard Business School and is a Chartered Financial Analyst.

Mr. Quain is well qualified to serve as a director due to, among his other experience, skills and qualifications, his background and experience in the manufacturing industry and his experience in public company governance.

Incumbent Directors Not Standing for Election at the Annual Meeting:

Class III Directors—Terms Expiring at 2020 Annual Meeting of Stockholders

James E. Hyman, 59, has been a director of the Company since September 2015. Mr. Hyman serves as a director of Camin Cargo Control, Inc. and of The Hinckley Company. He has previously served as Chief Executive Officer of Citizens Parking, a provider of parking solutions, from 2017 through March 2019, of Community Education Centers, a provider of offender reentry and in-prison treatment services, from 2015 through 2017, of TestAmerica Laboratories, Inc., an analytical laboratory for environmental testing services, from 2011 through 2014, and of Cornell Companies, Inc., an operator of correctional facilities, from 2005 until 2010. Mr. Hyman has held executive positions in the US and Europe with FTI, Starwood Hotels & Resorts Worldwide, GE Capital, McKinsey & Company and J.P. Morgan, and has previously served as a director of Mac-Gray Corporation and Grosvenor Americas. He also chairs the Mega-Cities Project, a not-for-profit focused on urban development issues in the world’s largest cities. Mr. Hyman received a Master of Business Administration, with distinction, from the Harvard Business School and a Bachelor of Arts, with honors, from the University of Chicago.

Mr. Hyman is well qualified to serve as a director due to, among his other experience, skills and qualifications, his experience in international business leadership

Jeffry N. Quinn, 60, has been a director of the Company since our inception. Mr. Quinn served as our Chairman of the Board from our inception until June 2018. Mr. Quinn served as our Chief Executive Officer from December 2015 to December 2016 and as interim Chief Executive Officer from November 2015 until December 2015. Prior to the June 2014 transaction with Jason Partners Holdings Inc., Mr. Quinn served as President, Chief Executive Officer and Chairman of the Company from inception in May 2013 until June 30, 2014. Mr. Quinn is currently President and Chief Executive Officer of Tronox Limited (NYSE: TROX), a global producer of titanium dioxide and titanium feedstocks. He was the founder, Chairman, Chief Executive Officer and Managing Member of Quinpario Partners LLC, and served in such role since 2012. Prior to forming Quinpario Partners LLC, Mr. Quinn was President, Chief Executive Officer and Chairman of the Board of Solutia Inc. (formerly NYSE: SOA), a global specialty chemical and performance materials company, from 2004 through 2012. In addition to being President and Chief Executive Officer of Tronox since December 1, 2017, Mr. Quinn is also a member of the Tronox Board of Directors. Mr. Quinn is also currently a member of the Board of Directors of W.R. Grace & Co. (NYSE: GRA), a global supplier of catalysts, engineered and packaging materials and specialty construction chemicals and building materials. Mr. Quinn currently serves as a member of the Audit, Nominating and Governance and Corporate Responsibility Committees of W.R. Grace. Mr. Quinn previously served on the Boards of Ferro Corporation (NYSE: FOE), a global supplier of technology-based performance materials and chemicals for manufacturers, and Quinpario Acquisition Corp. 2 (NASDAQ: QPACU), a blank check company formed for the purpose of entering into a business combination. Mr. Quinn received both a Bachelor’s degree in Mining Engineering and a Juris Doctorate degree from the University of Kentucky.

Mr. Quinn is well qualified to serve as a director due to, among his other experience, skills and qualifications, his background in specialty chemicals and performance materials manufacturing, his mergers and acquisitions experience, and his experience in public company governance.

Class I Directors—Terms Expiring at 2021 Annual Meeting of Stockholders

James P. Heffernan, 73, has been a director of the Company since August 2013. He has served as a member of the Board of Directors of United Natural Foods, Inc. (NASDAQ: UNFI), a distributor of natural and organic foods, since 2000, where he currently serves as Lead Independent Director, Chairman of the Compensation Committee and as a member of the Audit Committee. Previously, Mr. Heffernan served as a member of the Board of Directors of Solutia Inc. (formerly NYSE: SOA), a performance materials specialty chemical manufacturer with global operations, from 2008 until its acquisition by Eastman Chemical Co. in 2012. From 1998 to 2012, Mr. Heffernan served as Vice Chairman and as a Trustee of the New York Racing Association, the governing body for thoroughbred racing at Belmont, Aqueduct and Saratoga. Prior to that, Mr. Heffernan served as Chief Financial Officer, Chief Operating Officer and as a member of the Board of Directors of Danielson Holding Corporation, which had ownership interests in a number of insurance and trust operations, from 1990 to 1996. He also served as a member of the Board of Directors and as Chairman of the Audit Committee of Command Security Corp. (AMEX: MOC), a provider of uniformed security officers, aviation security services, and support security services, from 2010 to 2019, as a member of the Board of Directors and as Chairman of the Finance Committee of Columbia Energy Group (n/k/a NiSource, Inc.) (formerly NYSE: CG), a vertically integrated gas company, from 1993 to 2000 and as a member of the Board of Directors of Baldwin Piano & Organ Co. from 2000 to 2001. Prior to that, Mr. Heffernan served as President of WHR Management Corp., as General Partner of Whitman Heffernan & Rhein Workout Funds and as President of Whitman Heffernan & Rhein & Co., Inc., an investment banking firm specializing in corporate reorganizations, from 1987 to 1996. Prior to joining WHR Management Corp., Mr. Heffernan was an attorney with the New York based law firm Anderson, Kill & Olick, PC., where he specialized in corporate reorganizations. Mr. Heffernan received a Bachelor of Arts from LeMoyne College and a Juris Doctor from Fordham University School of Law.

Mr. Heffernan is well qualified to serve as a director due to, among his other experience, skills and qualifications, his background in specialty chemicals and performance materials manufacturing, as well as his experience in public and private company governance (including his service on audit committees) and investment banking.

Brian K. Kobylinski, 52, has been a director of the Company since July 2017 and has served as Chairman of the Board since June 2018. Mr. Kobylinski has served as our President and Chief Executive Officer since December 2016. Prior to being named Chief Executive Officer, Mr. Kobylinski served as our President & Chief Operating Officer since April 8, 2016. Prior to joining the Company, Mr. Kobylinski served as Executive Vice President, Energy Segment and China for Actuant Corporation (NYSE: ATU) based in Milwaukee, Wisconsin. During his 23 years with Actuant Corporation, Mr. Kobylinski progressed through a number of management roles, including Vice President - Industrial and Energy Segments, Vice President - Business Development and Global Business Leader - Hydratight. Mr. Kobylinski received his Masters of Business Administration from the University of Wisconsin - Madison and his Bachelors of Art from St. Norbert College.

Mr. Kobylinski is well qualified to serve as the Chairman of our Board due to, among his other experience, skills and qualifications, his background in industrial manufacturing and operational leadership.

James M. Sullivan, 58, has been a director of the Company since June 2014. From October 2012 through April 2017, he served as Executive Vice President and Chief Financial Officer of Joy Global, Inc. (NYSE: JOY), a manufacturer and servicer of high productivity mining equipment, where he had global responsibility for the company’s finances, accounting and information technology. Mr. Sullivan previously served as Chief Financial Officer of Solutia, Inc. from 2004 until its acquisition by Eastman Chemical Company in 2012. Mr. Sullivan also served as an Executive Vice President of Solutia and previously served as Senior Vice President from 2004 through 2009 and as Treasurer from 2004 through 2011. Mr. Sullivan also served as Solutia’s Vice President and Controller from 1999 through 2004. Mr. Sullivan was responsible for Solutia’s finance activities, including controllership, internal audit, investor relations, tax, treasury, risk management, credit and collections, acquisitions and divestitures and information technology. Mr. Sullivan earned a Bachelor of Science in Business Administration and Finance from St. Louis University and his Masters of Business Administration from Washington University.

Mr. Sullivan is well qualified to serve as a director due to, among his other experience, skills and qualifications, his background in public company finance and accounting.

PROPOSAL 2:
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are asking our stockholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section and the accompanying executive compensation tables and narrative discussion contained in this Proxy Statement. The Company asks that you support the compensation of our named executive officers as so disclosed. Because your vote is advisory, it will not be binding on the Compensation Committee, the Board or the Company. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation. Our stockholders previously expressed a preference that we hold a non-binding advisory vote on the compensation of our named executive officers on an annual basis, and our Board accordingly determined to hold such advisory votes every year until the next required advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers.

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, our executive compensation program is designed to attract, motivate and retain talented and experienced executives, reward executives who are critical to the Company’s success, align the interests of our executive officers and stockholders, recognize the contributions each executive makes to the Company’s success, foster a shared commitment among executives and incentivize executive officers to manage the business to meet long-range objectives. A significant portion of our executive officers’ compensation has historically been at risk, reflecting our belief that individuals should be rewarded for performance that contributes to the Company achieving its long-term and short-term strategic business objectives. In addition, the Company also seeks to reward its executive officers for operating performance, as well as the accomplishment of strategic corporate goals and personal performance goals. We believe the Company’s compensation program as a whole is well suited to promote the Company’s objectives in both the long-term and short-term.

We believe that our executive compensation arrangements should employ a strong pay-for-performance philosophy for our entire executive team, including our named executive officers. Our compensation program is structured to place a significant portion of our executive officers’ compensation at risk through the annual cash bonus opportunities provided under our Annual Incentive Program as well as through awards of performance- and time-based restricted stock units that are contingent on the achievement of performance targets or continued employment over a three-year period.

We believe that our pay-for-performance philosophy accomplishes three main objectives: (1) aligns leadership and stockholders; (2) aligns leadership and company goals; and (3) attracts and retains company talent. Accordingly, the following resolution will be submitted to our stockholders for approval at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

Proxies solicited by the Board will be voted “FOR” approval of the compensation of our named executive officers unless a stockholder specifies otherwise.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP, an independent registered public accounting firm, performed an audit of our consolidated financial statements for the fiscal year ended December 31, 2018. As discussed in “Change in Certifying Accountants”, the Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for the 2019 fiscal year, and the Audit Committee is presenting this selection to stockholders for ratification. If the stockholders do not ratify the engagement of Deloitte & Touche LLP at the Annual Meeting, then the Audit Committee will reconsider its selection of Deloitte & Touche LLP.

Representatives of PricewaterhouseCoopers LLP and Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will each have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The fees we incurred for services that PricewaterhouseCoopers LLP provided in each of the last two fiscal years are listed in the following table:

	2018	2017
Audit fees	$1,828,735	$1,915,001
Audit-related fees	12,900	7,180
Tax fees	24,329	67,762
All other fees	7,290	26,261
	$1,873,254	$2,016,204

Audit fees included fees for the audit of our consolidated financial statements, and quarterly interim reviews and foreign statutory audits. Audit-related fees included fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements or internal control over financial reporting and are not reported under “Audit fees”. Tax fees included tax advice, planning, compliance and transaction consulting and foreign tax filings. All other fees included foreign statutory compilation services as well as other permitted advisory services.

The Audit Committee charter requires that the Audit Committee pre-approve all services provided by our independent registered public accounting firm. In 2018, the Audit Committee pre-approved all services provided by PricewaterhouseCoopers LLP. In selecting Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, the Audit Committee reviewed all proposed services to be provided by Deloitte & Touche LLP to make sure they were compatible with the independence of Deloitte & Touche LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Board of Directors and management do not intend to bring any matters before the Annual Meeting other than those to which we referred in the Notice of Annual Meeting and this Proxy Statement. If any other matters come before the Annual Meeting, the persons named on the proxy cards intend to vote the shares that stockholders have authorized those persons to vote in accordance with their judgment on those matters. To bring business before an annual meeting, a stockholder must give written notice to our Secretary before the meeting and comply with the terms and time periods that our Bylaws specify (see “Stockholder Proposals”). No stockholder has given written notice to our Secretary of a desire to bring business before the Annual Meeting in compliance with the terms and time periods that our Bylaws specify.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Corporate Governance Guidelines

The Board of Directors has adopted corporate governance guidelines that, in conjunction with the Board committee charters, establish processes and procedures to help ensure effective and responsive governance by the Board. The corporate governance guidelines also establish the Company’s policies on director orientation and continuing education and provide that the Board will be assessed on an annual basis to determine whether it and its committees are functioning effectively. In addition, the Company’s corporate governance guidelines provide that the Board have regularly scheduled meetings at which the independent directors meet in executive session without the Company’s executive officers being present. The Board does not have a policy that requires the separation of the roles of Chairman and Chief Executive Officer, and believes the Company should adopt the practice that best serves its needs at any particular time. However, if the Board elects a Chairman who is also the Company’s Chief Executive Officer or if the Chairman is not considered independent pursuant to NASDAQ rules, the independent directors will elect a Lead Director from among the independent directors. Any Lead Director would be subject to annual election by the independent directors for so long as the roles of Chairman and Chief Executive Officer are combined or the Chairman is not considered independent pursuant to NASDAQ rules. The corporate governance guidelines are available on our website at www.jasoninc.com. We are not including the information available through our website as a part of this Proxy Statement.

Independent Directors

Messrs. Heffernan, Hyman, Lampereur, Obus, Quain and Sullivan and Dr. Rutledge qualify as independent directors in accordance with the listing requirements of NASDAQ. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, as further required by the NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Board Committees

The Board’s standing committees currently consist of an Audit Committee, Compensation Committee and a Corporate Governance and Nominating Committee. Each of the committees reports to the Board as they deem appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The Audit Committee met nine times during 2018.

The Board has adopted a written charter for the Audit Committee, which is available on our corporate website at www.jasoninc.com. The Audit Committee charter provides that the Audit Committee shall provide assistance to the Board in fulfilling its oversight responsibility relating to:

•	the integrity of our financial statements and our financial reporting process;

•	the systems of internal accounting and financial controls;

•	the performance of our internal audit function and independent auditor;

•	the independent auditor’s qualifications and independence; and

•	our compliance with legal and regulatory requirements.

The Audit Committee charter also provides that the Audit Committee shall prepare any reports that SEC rules require to be included by it in our annual proxy statement and other filings.

The Audit Committee consists of Messrs. Sullivan and Heffernan, and Dr. Rutledge, with Mr. Sullivan serving as the Chair. The Board has determined that Messrs. Sullivan and Heffernan, and Dr. Rutledge, qualify as independent according to the rules and regulations of the SEC and NASDAQ with respect to audit committee membership. The Board has also determined that Mr. Sullivan qualifies as our “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

The Compensation Committee met five times during 2018.

The Board has adopted a written charter for the Compensation Committee, which is available on our corporate website at www.jasoninc.com. The Compensation Committee charter provides that the Compensation Committee’s primary purpose and responsibilities are:

•
to review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation, to evaluate the Chief Executive Officer’s performance according to these goals and objectives and to determine and approve the Chief Executive Officer’s compensation level based on this evaluation;

•	to screen and recommend to the Board for approval individuals qualified to become Chief Executive Officer of the Company;

•
to recommend to the Board for approval total compensation for the members of the Board and to approve total compensation for senior executive officers, including oversight of all senior executive benefit plans;

•	to oversee our general incentive-compensation plans and equity-based plans; and

•	to produce a compensation committee report on executive compensation, as required by the SEC.

The Compensation Committee consists of Messrs. Heffernan, Hyman and Quain, with Mr. Heffernan serving as the Chair. The Board has determined that Messrs. Heffernan, Hyman and Quain qualify as independent according to the rules of NASDAQ with respect to Compensation Committee membership.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee met four times during 2018.

The Board has adopted a written charter for the Corporate Governance and Nominating Committee, which is available on our corporate website at www.jasoninc.com. The Corporate Governance and Nominating Committee charter provides that the Corporate Governance and Nominating Committee’s primary purpose and responsibilities are:

•
to develop and recommend qualification standards and other criteria for selecting new directors, identify individuals qualified to become Board members consistent with qualification standards and other criteria approved by the Board and recommend to the Board such individuals as nominees to the Board for its approval;

•	to oversee evaluations of the Board, individual Board members and the Board committees; and

•	to oversee our compliance with ethics policies and consider matters of corporate governance.

The Corporate Governance and Nominating Committee typically selects director candidates based on their integrity and character, sound, independent judgment, track record of accomplishment in leadership roles, as well as their professional and corporate expertise, skills and experience. Criteria that are typically considered by the Board in the selection of directors include:

•	the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual;

•	the business or other relevant experience, skills and knowledge that the individual may have that will enable him/her to provide effective oversight of the Company’s business;

•	the fit of the individual’s skill set and personality with those of the other Board members so as to build a Board that works together effectively and constructively; and

•
the individual’s ability to devote sufficient time to carry out his or her responsibilities as a director in light of his/her occupation and the number of boards of directors of other public companies on which he or she serves.

The specific qualities and skills required of any candidate will vary depending on our specific needs at any point in time. In considering the diversity of a candidate, the Corporate Governance and Nominating Committee will consider a variety of factors including but not limited to age, gender and ethnicity. The qualifications reviewed and the standards imposed by the Corporate Governance and Nominating Committee regarding potential director nominees are the same for all director nominees, regardless of whether a director nominee is recommended by a stockholder.

The Corporate Governance and Nominating Committee will consider candidates that stockholders recommend. Stockholders may recommend candidates for the committee to consider by writing to the Corporate Governance and Nominating Committee in care of our Secretary, 833 East Michigan Street, Suite 900, Milwaukee, Wisconsin 53202. The stockholder recommendation must include: the candidate’s name, a detailed biography outlining the candidate’s relevant background, professional and business experience and other significant accomplishments, an acknowledgement from the candidate that he or she would be willing to serve on the Board, if elected, a statement by the stockholder outlining the reasons why such candidate’s skills, experience and background would make a valuable contribution to the Board and a minimum of two references from individuals that have either worked with the candidate, served on a board of directors or board of trustees with the candidate, or can otherwise provide relevant perspective on the candidate’s capabilities as a potential Board member.

Submitting a stockholder recommendation to the Corporate Governance and Nominating Committee does not ensure that stockholders will have an opportunity to vote on the stockholder’s candidate because the committee may determine not to recommend the candidate to the full Board or the full Board may determine not to recommend the candidate to stockholders.

The Corporate Governance and Nominating Committee consists of Messrs. Hyman, Obus, Quain and Sullivan, with Mr. Hyman serving as the Chair.

Compensation Committee Interlocks and Insider Participation

During 2018, no officer or employee served as a member of the Company’s Compensation Committee. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Board Meetings, Attendance and Annual Meeting Attendance

The Board of Directors held eleven meetings in 2018. With the exception of Mr. Quinn, all directors attended at least 75% of the meetings of the Board and the committees on which they served during the periods in which they served during 2018.

All directors, except for Dr. Rutledge, attended the 2018 annual meeting of stockholders. Unless a director has a conflict in his schedule, we expect all directors to attend the Annual Meeting.

Leadership Structure

Brian K. Kobylinski is our President and Chief Executive Officer, serving in that role since December 2016. Mr. Kobylinski is also our Chairman of the Board, serving in that role since June 2018.

Since Mr. Kobylinski is our Chief Executive Officer, and is also not considered independent pursuant to NASDAQ rules, the Board elected Mr. Quain to serve as Lead Director. Mr. Quain is one of our independent directors and has served as a director of the Company since September 2015. As Lead Director, Mr. Quain has the responsibility to: (1) preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; (2) serve as liaison between the Chairman and the independent directors; and (3) perform such other duties as the Board or Chairman may from time to time delegate.

Our Board believes that the continuity, efficiency, and unified leadership of having a single individual act both as Chairman and Chief Executive Officer provides centralized management and direction for the Company, allowing for a single, clear focus for management to execute our business strategies. Our Board believes the number of independent, experienced directors, together with the role of Lead Director, will assure the appropriate level of management oversight and independence. Our Corporate Governance Guidelines provide the flexibility for the Board to modify this leadership structure as and when appropriate to best serve the Company’s needs at any particular time.

The Board’s Role in the Oversight of Risk

While the Board has the ultimate responsibility for oversight of the risk management process, various committees of the Board have a role in the oversight of risk management. In particular, the Audit Committee charter provides that the Audit Committee shall review and discuss policies and guidelines with respect to risk assessment and risk management, including the risk of fraud. The Audit Committee also discusses our major financial risk exposures and the steps management has taken to monitor and control such exposures. In addition, the Compensation Committee ensures that our compensation programs and policies are designed to mitigate compensation risk, as we describe further in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Code of Ethics

We have adopted a General Code of Ethics that applies to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer. Our General Code of Ethics is available on our website at www.jasoninc.com. If we amend or grant a waiver of one or more of the provisions of our General Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our General Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at the above address. We are not including the information available through our website as a part of this Proxy Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 31, 2013, the Company issued 6,208,333 founder shares to Quinpario Partners I, LLC (“QPI”), our sponsor prior to the June 30, 2014 transaction between the Company (formerly known as Quinpario Acquisition Corp.) and Jason Partners Holdings Inc. (“Holdings”), the indirect owner of Jason Incorporated (the “Business Combination”), for an aggregate purchase price of $25,000, 75,000 of which were forfeited at the closing of our Business Combination since no extension units were required to be purchased. The founder shares are identical to the shares of common stock included in the units sold in our initial public offering (the “IPO”), except that the founder shares are subject to certain transfer restrictions, as described in more detail below. On September 22, 2014, QPI distributed all of its founder shares, IPO placement shares and IPO placement warrants to its members pursuant to an in-kind distribution for no consideration.

The initial stockholders agreed not to transfer, assign or sell any of their founder shares (except to permitted transferees) until: (i) with respect to 20% of such shares, upon consummation of the Business Combination, (ii) with respect to 20% of such shares, when the closing price of our common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, (iii) with respect to 20% of such shares, when the closing price of our common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, (iv) with respect to 20% of such shares, when the closing price of our common stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination and (v) with respect to 20% of such shares, when the closing price of our common stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination or earlier, in any case, if, following the Business Combination, we engage in a subsequent transaction (1) resulting in our stockholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or other change in the majority of our Board of Directors or management team in which the Company is the surviving entity.

QPI, our initial stockholders and their permitted transferees that hold our founder shares, IPO placement shares and IPO placement warrants, and any shares of common stock issuable upon the exercise of the IPO placement warrants, are and will be entitled to registration rights pursuant to a registration rights agreement signed in connection with our IPO, and as amended to date. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Business Combination.

Policies and Procedures for Related Person Transactions

Our Board has adopted a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of transactions with related persons (as defined in paragraph (a) of Item 404 of Regulation S-K). Our policy requires that (A) any director, nominee for election as a director or officer who intends to enter into a “related person transaction” (defined as any transaction that is reportable by us under Item 404(a) of Regulation S-K in which we are or will be a participant and the amount involved exceeds $120,000 and in which any related person has or will have a direct or indirect material interest) shall disclose that intention and all material facts with respect to such transaction to the Audit Committee, and (B) any other employee of the Company who intends to cause the Company to enter into any related person transaction shall disclose that intention and all material facts with respect to the transaction to his or her superior, who shall be responsible for seeing that such information is reported to the Audit Committee. No related person transaction will be entered into without the approval or ratification of our Audit Committee or another independent body of our Board of Directors. It is our policy that directors interested in a related person transaction will recuse themselves from any such vote. Our policy does not specify the standards to be applied by our Audit Committee or another independent body of our Board of Directors in determining whether or not to approve or ratify a related person transaction and we accordingly anticipate that these determinations will be made in accordance with Delaware law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known as of March 29, 2019 regarding the beneficial ownership of our common stock by:

•	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our named executive officers and directors; and

•	all current executive officers and directors of the Company as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership of our common stock is based on 27,998,324 shares of common stock issued and outstanding as of March 29, 2019, unless otherwise indicated. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Amount of Shares of Common Stock	Percent of Class %
Name and Address of Beneficial Owners(1)
5% or Greater Stockholders
Wynnefield Partners/Wynnefield Capital(2)	5,239,240	18.7%
Corre Partners Advisors, LLC(3)	2,435,832	8.7%
AQR Capital Management, LLC(4)	1,933,070	6.5%
FrontFour Capital Group LLC(5)	1,618,398	5.5%
Ephraim Fields(6)	1,603,519	5.7%
Scopus Asset Management, L.P.(7)	1,498,645	5.1%
Directors and Executive Officers
Brian K. Kobylinski(8)	415,318	1.5%
Chad M. Paris	65,904	*
Srivas Prasad(9)	106,218	*
Kevin Kuznicki(10)	53,766	*
Keith A. Walz(11)	106,905	*
James P. Heffernan	53,800	*
James E. Hyman(12)	78,000	*
Andrew G. Lampereur	20,000	*
Nelson Obus(2)	5,239,240	18.7%
Mitchell I. Quain(13)	65,900	*
Jeffry N. Quinn(14)	3,011,331	10.5%
Dr. John Rutledge(15)	112,470	*
James M. Sullivan	15,000	*
All current directors and executive officers as a group(16)	9,435,537	32.9%
*Represents less than 1%.

1	Unless otherwise noted, the business address of each of the persons and entities listed above is 833 East Michigan Street, Suite 900, Milwaukee, Wisconsin 53202.

2
We derived the information from a Form 4 that Wynnefield Partners/Wynnefield Capital, filed with the Company and the SEC on February 14, 2018 and a Form 4 filed on March 11, 2019. As of March 11, 2019, Wynnefield Partners Small Cap Value, L.P. was deemed to be the beneficial owner of 1,568,833 shares, with sole voting and dispositive power over these shares; Wynnefield Partners Small Cap Value, L.P. I was deemed to be the beneficial owner of 2,180,597 shares, with sole voting and dispositive power over these shares; Wynnefield Small Cap Value Offshore Fund, Ltd. was deemed to be the beneficial owners of 1,141,833 shares, with sole voting and dispositive power over these shares; Wynnefield Capital, Inc. Profit Sharing Plan & Money Purchase Plan was

deemed to be the beneficial owner of 347,977 shares, with sole voting and dispositive power over these shares; Wynnefield Capital Management, LLC was deemed to be the beneficial owner of 3,749,430 shares, with sole voting and dispositive power over these shares; Wynnefield Capital, Inc. was deemed to be the beneficial owner of 1,141,833 shares, with sole voting and dispositive power over these shares; Mr. Nelson Obus was deemed to be the beneficial owner of 5,239,240 shares, with shared voting and dispositive power over these shares; and Mr. Joshua Landes was deemed to be the beneficial owner of 5,239,240 shares, with shared voting and dispositive power over these shares. Messrs. Obus and Landes disclaim beneficial ownership of these shares. Each of the reporting persons named above have a business address of 450 Seventh Avenue, Suite 509, New York, New York 10123.

3
We derived the information from a Schedule 13G/A that Corre Partners Advisors, LLC (“Corre”) filed with the Company and the SEC on February 7, 2019. Corre is the General Partner of Corre Opportunities Qualified Master Fund, LP (the “Fund”). As of December 31, 2018, the Fund has the authority to dispose of and vote the shares of common stock directly owned by it, which power may be exercised by the General Partner of the Fund and by Corre Partners Management, LLC (the “Investment Adviser”). John Barrett and Eric Soderlund are each Managing Members of the General Partner and the Investment Adviser, and as such each has shared authority to dispose of and vote the shared of common stock. Each of the reporting persons named above have a business address of 12 East 49th Street, 40th Floor, New York, New York 10017.

4
We derived the information from a Schedule 13G/A that AQR Capital Management, LLC (“AQR Capital”), an investment adviser, filed with the Company and the SEC on February 14, 2017. AQR Capital is a wholly owned subsidiary of AQR Capital Management Holdings, LLC (“AQR Holdings”) and controls CNH Partners, LLC (“CNH”). As of December 31, 2018, each of AQR Capital, AQR Holdings and CNH were deemed to be the beneficial owners of 1,933,070 shares underlying warrants and had shared voting and dispositive power over these shares underlying warrants. Percentage based on shares of common stock outstanding as of March 29, 2019 plus 1,933,070 shares underlying warrants. Each of the reporting persons named above have a business address of Two Greenwich Plaza, Greenwich, CT 06830.

5
We derived the information from a Schedule 13G/A that FrontFour Capital Group LLC (“FrontFour Capital”) filed with the Company and the SEC on February 4, 2019. FrontFour Capital is the investment manager to FrontFour Master Fund, Ltd (“Master Fund”) and FrontFour Capital Corp. (“FrontFour Corp”) is the investment manager to FrontFour Opportunity Fund (“Canadian Fund”). Messrs. Stephen Loukas, David Lorber and Zachery George are the managing members and principal owners of FrontFour Capital and the principal owners of FrontFour Corp. As of December 31, 2018, FrontFour Capital was deemed to be the beneficial owner of 445,237 shares of common stock and 1,163,796 shares of common stock underlying preferred stock that is convertible within 60 days and had shared voting and dispositive power over these shares; Master Fund was deemed to be the beneficial owner of 370,479 shares of common stock and 1,163,796 shares of common stock underlying preferred stock that is convertible within 60 days and had shared voting and dispositive power over these shares; each of FrontFour Corp and Canadian Fund were deemed to be the beneficial owners of 9,365 shares of common stock and had shared voting and dispositive power over these shares; and each of Messrs. Loukas, Lorber and George were deemed to be the beneficial owners of 454,602 shares of common stock and 1,163,796 shares of common stock underlying preferred stock that is convertible within 60 days and had shared voting and dispositive power over these shares. Percentage based on shares of common stock outstanding as of March 29, 2019 plus 1,163,796 shares underlying preferred stock. The business address of FrontFour Capital, FrontFour Corp, Canadian Fund and Messrs. Loukas, Lorber and George is 35 Mason Street, 4th Floor, Greenwich, CT 06830. The business address of Master Fund is c/o Intertrust Coporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9007, Cayman Islands.

6
We derived the information from a Schedule 13G/A that Ephraim Fields filed with the Company and the SEC on February 11, 2019. As of December 31, 2018, Mr. Fields was deemed to be the beneficial owner of 1,603,519 shares, with sole voting and dispositive power over these shares. Mr. Fields has a business address of c/o Echo Lake Capital, 501 Madison Avenue, Floor 12A, New York, New York 10022.

7
We derived the information from a Schedule 13G/A that Scopus Asset Management, L.P. (“SAMLP”) filed with the Company and the SEC on February 14, 2019. Scopus Advisors, LLC (“SALLC”) is the general partner of each of Scopus Partners, L.P. (“SPLP”), Scopus Partners II, L.P. (“SPIILP”) and Scopus Vista Partners, L.P. (“SVPLP”). SAMLP is the investment advisor to each of SPLP, SPIILP, SVPLP, Scopus Fund Ltd. (“SFL”) and Scopus Vista Fund Ltd. (“SVFL”). Scopus Capital, Inc. (“SCI”) is the general partner of SAMLP. Mr. Alex Mitchell holds 100% of the ownership interest in each of SALLC and SCI. As of December 31, 2018, each of

Mr. Mitchell, SCI and SAMLP were deemed to be the beneficial owners of 1,498,645 shares of common stock underlying warrants that are exercisable within 60 days and had shared voting and dispositive power over these shares; SALLC was deemed to be the beneficial owner of 947,462 shares of common stock underlying warrants that are exercisable within 60 days and had shared voting power and dispositive power over these shares; SPLP was deemed to be the beneficial owner of 139,271 shares of common stock underlying warrants that are exercisable within 60 days and had shared voting and dispositive power over these shares; SPIILP was deemed to be the beneficial owner of 646,733 shares of common stock underlying warrants that are exercisable within 60 days and had shared voting and dispositive power over these shares; SVPLP was deemed to be the beneficial owner of 161,458 shares of common stock underlying warrants that are exercisable within 60 days and had shared voting and dispositive power over these shares; SFL was deemed to be the beneficial owner of 508,822 shares of common stock underlying warrants that are exercisable within 60 days and had shared voting and dispositive power over these shares; and SVFL was deemed to be the beneficial owner of 42,361 shares of common stock underlying warrants that are exercisable within 60 days and had shared voting and dispositive power over these shares. Percentage based on shares of common stock outstanding as of March 29, 2019 plus 1,498,645 shares underlying warrants. Each of the reporting persons named above have a business address of 717 Fifth Avenue, 21st Floor, New York, New York 10022.

8
We derived the information from a Form 4 that Brian K. Kobylinski filed with the Company and the SEC on March 26, 2019. Includes 99,793 shares of common stock from restricted stock units that will vest within 60 days.

9
We derived the information from a Form 4 that Srivas Prasad filed with the Company and the SEC on March 26, 2019. Includes 5,700 shares of common stock held by Srivas Prasad through the Srivas Prasad IRA.

10
We derived the information from a Form 4 that Kevin M. Kuznicki filed with the Company and the SEC on May 9, 2018 and a Form 4/A filed with the Company and the SEC on February 12, 2019. Includes 49,666 shares of common stock from restricted stock units that will vest within 60 days.

11
We derived the information from a Form 4 that Keith A. Walz filed with the Company and the SEC on March 26, 2019. Includes 39,222 shares of common stock held by Keith A. Walz through the Keith A. Walz IRA.

12
We derived the information from a Form 4 that James E. Hyman filed with the Company and the SEC on November 28, 2018 and a Form 4 filed with the Company and the SEC on April 3, 2019. Includes 15,000 shares of common stock held by the Nicholas Hyman Irrevocable Trust, 15,000 shares of common stock held by the Eloise Madeline Hyman Irrevocable Trust and 15,000 shares of common stock held by the Katharine Laura Susannah Hyman Irrevocable Trust.

13
We derived the information from a Form 4 that Mitchell I. Quain filed with the Company and the SEC on June 25, 2018. Includes 13,000 shares of common stock held by Mr. Quain through the Mitchell Quain IRA and 52,900 shares of common stock held by a profit sharing account.

14
We derived the information from a Form 4 that Jeffry N. Quinn filed with the Company and the SEC on September 12, 2018. Includes 97,560 shares of common stock held by Jeffry N. Quinn through the Jeffry Quinn IRA; 26,207 shares of common stock and 5,000 shares of common stock underlying warrants that are exercisable within 60 days held by the Jeffry N. Quinn Family Trust uad 8/10/2012 FBO Grace Quinn; 26,206 shares of common stock and 5,000 shares of common stock underlying warrants that are exercisable within 60 days held by the Jeffry N. Quinn Family Trust uad 8/10/2012 FBO Sarah Quinn; 2,800,985 shares of common stock and 522,551 shares of common stock underlying warrants that are exercisable within 60 days held by The Quinn Group LLC; and 60,373 shares of common stock and 26,900 shares of common stock underlying warrants that are exercisable within 60 days held by Mr. Quinn’s spouse. Jeffry N. Quinn maintains control over the securities held by the Jeffry N. Quinn Revocable Trust dated July 28, 2000, as amended, the Jeffry N. Quinn Family Trust uad 8/10/2012 FBO Grace Quinn, the Jeffry N. Quinn Family Trust uad 8/10/2012 FBO Sarah Quinn and The Quinn Group LLC. Consequently, Mr. Quinn may be deemed the beneficial owner of such securities. Mr. Quinn and the other reporting persons disclaim beneficial ownership of such securities except to the extent of his or its pecuniary interest therein. Percentage based on shares of common stock outstanding as of March 29, 2019 plus 559,451 shares underlying warrants. Each of the reporting persons named above have a business address of 11628 Old Ballas Road, Suite 340, St. Louis, Missouri 63141.

15
We derived the information from a Form 4 that Dr. John Rutledge filed with the Company and the SEC on June 22, 2018. Includes 22,000 shares of common stock held by Dr. Rutledge through the John Rutledge IRA.

16	Percentage based on shares of common stock outstanding as of March 29, 2019 plus 149,759 shares of common stock from restricted stock units that will vest within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of reports filed by our directors, executive officers and beneficial holders of 10% or more of our shares, and upon representations from those persons, all reports required to be filed during fiscal year 2018 with the SEC under Section 16(a) of the Securities Exchange Act of 1934 were timely made, except that (i) a Form 4 for each of Messrs. Heffernan, Hotard, Hyman, Quain and Sullivan and Dr. Rutledge (each reporting a non-employee director equity grant issued in connection with the 2018 Annual Meeting of Stockholders) was not timely filed, (ii) a Form 4 for Mr. Obus (reporting a non-employee director equity grant issued in connection with Mr. Obus joining the Board) was not timely filed, (iii) a Form 4 for Mr. Hyman (reporting a share purchase) was not timely filed, and (iv) a Form 4 for Mr. Kevin Kuznicki filed on April 18, 2018 inadvertently failed to include a grant of 100,000 restricted stock units, and as a result, an amended Form 4 was filed for Mr. Kuznicki on February 12, 2019 to correct this exclusion.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

The purpose of this compensation discussion and analysis section is to provide information about the material elements of compensation that were paid to, awarded to, or earned by, our “named executive officers,” and to explain our compensation approach, philosophy and objectives. For fiscal year 2018, our named executive officers were:

•	Brian K. Kobylinski, President, Chief Executive Officer and Chairman of the Board since June 2018, President and Chief Executive Officer since December 2016;

•	Chad M. Paris, Senior Vice President and Chief Financial Officer since February 2018, Vice President and Chief Financial Officer from August 2017 until February 2018;

•	Srivas Prasad, Senior Vice President and General Manager - Acoustics;

•	Keith A. Walz, Senior Vice President and General Manager - Finishing since February 2018, Vice President and General Manager - Finishing from July 2017 until February 2018; and

•	Kevin Kuznicki, Senior Vice President, General Counsel and Secretary.

Executive Summary

Jason Industries is a global industrial manufacturing company with significant market share positions in each of its four businesses: finishing, components, seating and acoustics. Our businesses provide critical components and manufacturing solutions to customers across a wide range of end markets, industries and geographies through a global network of 28 manufacturing facilities and 15 sales, administrative and/or warehouse facilities throughout the United States and 13 foreign countries. The Company has embedded relationships with long standing customers, superior scale and resources and specialized capabilities to design and manufacture specialized products on which our customers rely.

The Company focuses on markets with sustainable growth characteristics and where it is, or has the opportunity to become, the industry leader. The Company’s finishing segment focuses on the production of industrial brushes, polishing buffs and compounds and abrasives that are used in a broad range of industrial and infrastructure applications. The components segment is a diversified manufacturer of expanded and perforated metal components and slip resistant surfaces. The seating segment supplies seating solutions to equipment manufacturers in the motorcycle, lawn and turf care, industrial, agricultural, construction and power sports end markets. The acoustics segment manufactures engineered non-woven, fiber-based acoustical products primarily for the automotive industry.

We believe that we have structured our executive compensation programs to support our global Company strategy, to facilitate the achievement of our business objectives, to support our desired corporate culture and to deliver stockholder value. The following table provides a summary of our compensation program for 2018:

Compensation Program/Element	General Description	Strategic Objective of Compensation Program/Element
Base salary	Base salaries are intended to reflect relevant factors such as each individual’s responsibilities, experience, market competitiveness and prior performance.	Provides steady cash flow during the course of the fiscal year that is not contingent on short-term variations in our corporate performance.
Annual incentive program	Provides an opportunity to earn annual cash awards based on the achievement of performance objectives.	Provides incentive compensation that rewards the achievement of corporate performance objectives.
Long term incentive plan in the form of restricted stock unit awards	Our long-term incentive program in 2018 consisted of time-vesting restricted stock units.	Provides long-term incentives in order to: (1) align leadership and stockholders and (2) attract and retain company talent.
Other benefits
We provide the following additional benefits to our executive officers, which are generally available to all employees: health insurance, vacation, personal holidays and sick days, life insurance and supplemental life insurance, short-term and long-term disability, and a 401(k) plan with matching contributions. We also provide limited perquisites to certain named executive officers, as described below under the heading “Elements of Compensation-Other Executive Benefits and Perquisites.”
Provides a competitive level of health, welfare and retirement benefits.

Compensation Philosophy and Objectives

Our compensation philosophy is guided by a number of fundamental tenets. First, we are committed to providing competitive and equitable compensation opportunities and employee benefits to our entire employee population including our executives, managers, professionals and all other employees. This commitment applies in all countries and regions of the world in which we operate. Second, we subscribe to the principles inherent in pay for performance. We link the interests of our executives to those of our stockholders by using long-term equity incentives as elements of the total compensation packages for our executives. We reward individuals for sustained performance achievement and contributions to business success over the long term. Third, we expect our employees to adhere to the highest standards of integrity and to embrace our values, and we reward individuals who exemplify such values through our pay programs.

Our executive compensation program is designed to:

•	attract, motivate and retain talented and experienced executives in our industry;

•	reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases;

•	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

•	foster a shared commitment among executives by aligning their individual goals with the goals of the executive management team and the Company; and

•	compensate executives in a manner that motivates them to manage the business to meet long-range objectives.

Compensation Committee Procedures

The Compensation Committee is tasked with setting the compensation of our executive officers and overseeing and administering our executive compensation programs and initiatives. The Compensation Committee analyzes the performance of our executives and other competitive factors to determine the base salary, cash performance awards and grants of long-term equity incentive awards for our executives with input from our outside executive compensation advisor. The Compensation Committee meets in the first quarter of each year to review and approve the appropriate compensation levels for our executive officers. The Compensation Committee meets periodically after the first meeting of the year and always meets outside of the presence of our Chief Executive Officer when discussing appropriate compensation for our Chief Executive Officer. The Chief Executive Officer may make recommendations to the Compensation Committee concerning the compensation of the other named executive officers, but does not have input on his own compensation.

Use of Advisors

The Compensation Committee has the sole authority to engage the services of outside advisors, experts and others to assist in performing its responsibilities. For 2018, the Compensation Committee retained the services of Lyons, Benenson & Company Inc. (“LB&Co.”) as its outside executive compensation advisor. During 2018, LB&Co. did not perform any services for the Company beyond its engagement with the Compensation Committee.

Advisor Independence

Pursuant to the Compensation Committee’s Charter, if the Compensation Committee chooses to use a compensation consultant, the Compensation Committee must take into consideration specific independence factors identified in the listing standards established by NASDAQ. After review and consultation with LB&Co. and management, and consideration of the independence factors, the Compensation Committee determined that LB&Co. was independent and no conflict of interest resulted from the retention of LB&Co. during the year ended December 31, 2018.

Peer Group

As part of its commitment to providing competitive and equitable compensation opportunities and employee benefits, the Compensation Committee periodically considers comparative market data in designing and implementing our compensation programs. During 2017, the Compensation Committee worked with LB&Co. to update the peer group for this purpose. During 2018, the Compensation Committee reviewed the peer group with input from LB&Co and determined that no adjustments needed to be made. The peer group consisted of the following 18 companies in the industrial machinery, electrical components and equipment, electronic components, construction and farm machinery and heavy trucks, and auto parts and equipment industries with revenues (as of the end of the latest fiscal year) ranging from $409.5 million to $5,647.2 million and median revenue of $1,127.3 million compared to our $613 million of revenue:

Actuant Corporation	IDEX Corporation
Altra Industrial Motion Corp.	II-VI Incorporated
Barnes Group Inc.	Littelfuse, Inc.
Briggs & Stratton Corporation	Lydall, Inc.
Commercial Vehicle Group, Inc.	NN, Inc.
EnPro Industries, Inc.	Nordson Corporation
FreightCar America, Inc.	RBC Bearings Incorporated
Graco Inc.	Rogers Corporation
Harley-Davidson, Inc.	TriMas Corporation

The Compensation Committee set the total direct compensation opportunity (base salary, annual incentive compensation and long-term incentive compensation) for each of our executive officers in 2018 after considering the positioning of the executive officer relative to the peer group and targeting the median of the peer group to the extent permitted under their employment agreements. The Committee strives to maintain base salaries at levels close to median levels. The relative positioning of other elements of compensation may vary depending on company and individual performance and the resources available to the Company. Compensation may be higher than the median depending on performance relative to goals and objectives and individual qualifications.  The variation of actual pay relative to the market data will be dependent on the executive officer’s performance, experience, knowledge, skills, level of responsibility, potential to impact our performance and future success, and the need to retain and motivate strategic talent.

Elements of Compensation

Our executive compensation program in fiscal year 2018 consisted of:

•	base salary;

•	annual cash incentive awards linked to our overall performance and, where applicable, to the performance of the relevant business segments;

•	long-term incentive compensation, in the form of time-vesting restricted stock units;

•	other executive benefits and limited perquisites; and

•	termination and change of control benefits, as set forth in employment agreements.

These elements, working in concert, formed compensation packages that we believe provided competitive pay, rewarded the achievement of financial, operational and strategic objectives and aligned the interests of our executive officers and other senior personnel with those of our stockholders.

Pay Mix

We utilized the particular elements of compensation described above because we believed that such elements provided a well-proportioned mix of secure compensation, retention value and at-risk compensation, which can produce short-term and long-term performance incentives and rewards. By following this approach, we provided our executive officers a measure of security in the minimum expected level of compensation, while motivating them to focus on business metrics that can produce a high level of short-term and long-term performance for the Company and long-term wealth creation for the executive, as well as reduce the risk of recruitment of our top executive talent by competitors. We believe the mix of metrics used for our annual performance bonus and long-term incentive program provided an appropriate balance between short-term financial performance and long-term financial and stock performance.

Base Salary

Base salaries provide our executive officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in our corporate performance. Our Compensation Committee determines the amount of base salaries, taking into account any recommendations of our Chief Executive Officer with respect to base salaries of our other executives officers, and manages the base salary annual review. The Compensation Committee assesses relevant factors such as each individual’s responsibilities, experience, prior performance and the market rate for comparable positions in our peer group when making determinations about the appropriate base salary and any annual adjustments for our executive officers. While the Compensation Committee has discretion to determine the appropriate base salary for each named executive officer, certain employees have employment agreements that have a floor below which their respective base salaries may not be reduced.

For fiscal year 2018, the Compensation Committee approved routine merit-based increases for Messrs. Kobylinski, Paris, Prasad, and Walz in the amount of 3.67%, 6.25%, 5.00%, and 4.92%, respectively. The Compensation Committee set Mr. Kuznicki’s base salary at his time of hire based on market data and arms length negotiations with Mr. Kuznicki.

The base salaries for our named executive officers in fiscal year 2018 ranged from approximately 81 percent of the peer group median to 97 percent of the peer group median. The base salaries paid to our named executive officers in fiscal year 2018 are set forth in the Summary Compensation Table below.

Annual Incentive Compensation

We provided annual cash incentive compensation to our named executive officers in fiscal year 2018 in the form of annual cash bonuses designed to reward the achievement of Company performance objectives. The Compensation Committee designed our Annual Incentive Program (which we previously referred to as our Management Incentive Compensation Plan) for 2018 to motivate and reward key Company personnel who contributed materially to adjusted EBITDA growth and free cash flow generation.

For fiscal year 2018, the Compensation Committee established the target percentage amounts for the cash bonuses for each of our named executive officers based on market data and the target bonuses set forth in their individual employment agreements. For fiscal year 2018, the target bonus levels of Messrs. Kobylinski, Paris, Prasad, Walz and Kuznicki were 100%, 60%, 60%, 60% and 50% of their fiscal year 2018 base salaries, respectively. The target level of bonus compensation for our named executive officers in fiscal year 2018 ranged from 86% of the peer group median to 104% of the peer group median.

In 2018, the amount of an individual’s bonus was comprised of two equally weighted elements: an adjusted EBITDA component and a free cash flow component. For Messrs. Kobylinski, Paris, and Kuznicki, the performance goals were measured 100% on the basis of company-wide performance for 2018. For Messrs. Prasad and Walz, the performance goals were measured 30% on company-wide performance and 70% on the performance of the business segments for which they had primary responsibility.

The 2018 adjusted EBITDA and free cash flow target levels were determined based on improvement factors to achieve growth and margin expansion from 2017 financial results. The target levels for adjusted EBITDA and free cash flow applicable to our named executive officers under the Annual Incentive Program for fiscal year 2018 were as follows:

Business	Adjusted EBITDA Target	FCF Target
Seating	$18.0 million	$15.9 million
Acoustics	$21.2 million	$17.6 million
Finishing	$32.3 million	$26.5 million
Components	$11.5 million	$12.2 million
Jason Industries	$68.9 million	$15.7 million

Adjusted EBITDA under the 2018 Annual Incentive Program was defined as earnings before interest, taxes, depreciation and amortization, plus or minus specified adjustments. Free cash flow under the 2018 Annual Incentive Program was defined as cash flow from operations less capital expenditures.

Depending upon Company achievement, an executive officer could receive between 0-150% of his or her target bonus amount under the Annual Incentive Program. With respect to the portion of the bonus based on adjusted EBITDA, for each 1% of achievement shortfall from target achievement, payout is reduced by 10% of target for Jason Industries and Acoustics and 5% of target for Components, Finishing and Seating, with achievement at or below 95% of target for Jason Industries and Acoustics or 90% of target for Components, Finishing and Seating resulting in zero payout for the EBITDA portion of the bonus. For each 1% of achievement above target, the EBITDA portion of the cash bonus payout is increased by 5%, up to a maximum bonus payout of 150% of target bonus. With respect to the portion of the bonus based on free cash flow, for each 1% of achievement shortfall from target achievement, payout is reduced by 10% of target for Acoustics and 5% of target for Jason Industries, Components, Finishing and Seating, with achievement at or below 95% of target for Acoustics or 90% of target for Jason Industries, Components, Finishing and Seating resulting in zero payout for the free cash flow portion of the bonus. For each 1% of achievement above target, the free cash flow portion of the cash bonus payout is increased by 1.67% for Acoustics and 5% for Jason Industries, Components, Finishing and Seating, up to a maximum bonus payout of 150% of target bonus. Adjusted EBITDA and free cash flow results for 2018 as a percentage of target were as follows:

Business	2018 EBITDA Achievement (% of Target)	2018 Free Cash Flow Achievement (% of Target)
Seating	109%	93%
Acoustics	99%	90%
Finishing	90%	81%
Components	84%	86%
Jason Industries	98%	90%

Based on these performance results, bonuses were earned by our named executive officers for 2018 as shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Long-Term Equity-Based Compensation

We believe that equity-based compensation is an important component of an executive compensation program and that providing a portion of executive officers’ total compensation package in equity-based compensation aligns the interests of our executives with the interests of our stockholders and with our corporate objectives. Additionally, we believe that equity-based compensation awards enable us to attract, motivate, retain and appropriately compensate executive talent.

During 2018, we provided long-term equity-based compensation to our named executive officers in the form of time-vesting restricted stock units. In determining the size of the grants that we made during 2018, our Compensation Committee sought to strike a balance between providing reasonably competitive compensation levels and conserving our share pool under the 2014 Omnibus Incentive Plan. The number of units granted to each of our named executive officers in 2018 and can be found in the Grants of Plan-Based Awards for 2018 table below.

Each of the time-vesting restricted stock units that we granted to our named executive officers in 2018 vest in three equal installments on each of the first, second and third anniversaries of the date of grant. All of these restricted stock units are subject to forfeiture upon termination of employment prior to vesting, subject in certain cases to early vesting or continued eligibility for vesting, upon specified events, including death, permanent disability, retirement or a change in control of our company.

Retention Bonuses

In June 2017, we granted retention bonuses to key employees, including Messrs. Paris, Prasad, and Walz, which would be paid on the 12 month anniversary of the date of grant contingent on the employee remaining continuously employed with us through such date. The purpose of these awards was to address retention concerns as a result of our long-term incentive compensation plan being below market and to encourage key talent to remain with the Company. These retention bonuses, which were equal to 50% of base salary, were paid out in June 2018.

Other Executive Benefits and Perquisites

In addition to base salary, bonus and the equity opportunities described above, we provide the following benefits to our executive officers on the same basis as other eligible Company employees:

•	health insurance;

•	vacation, personal holidays and sick days;

•	life insurance and supplemental life insurance;

•	short-term and long-term disability and accidental death and dismemberment insurance; and

•	a 401(k) plan with matching contributions.

In addition, in 2018, we provided long-term care insurance to certain of our named executive officers, and also provided Mr. Kuznicki with a sign on bonus of $25,000, which was paid shortly after his commencement of employment in April 2018. We believe that these benefits are generally consistent with those offered by other companies and specifically with those companies with which we competed for employees.

Stock Ownership Guidelines

We maintain Stock Ownership Guidelines that apply to our Chief Executive Officer, Chief Financial Officer, the presidents of our business units and other officers and senior leaders who report directly to our Chief Executive Officer. Restricted stock and vested and unvested restricted stock units are counted toward satisfaction of the guidelines. The officers and senior leaders who must comply have until five years from the date the Stock Ownership Guidelines became applicable to them (June 30, 2014 or the date of hire or appointment) to accumulate the appropriate number of shares to satisfy the guidelines. As of the record date for the Annual Meeting, each of the individuals subject to the Stock Ownership Guidelines either satisfied the guidelines or still fell within the five-year period available to meet the guidelines.

Position	Required Minimum Ownership
Chief Executive Officer	5 times base salary
Chief Financial Officer	3 times base salary
Business Unit President	3 times base salary
Other Officers and Other Senior Leaders who are direct reports of the Chief Executive Officer	1 times base salary

Clawback Policy

Our Compensation Committee has adopted a clawback policy. Under the policy, each executive is required to sign an agreement that requires the executive to forfeit any unvested equity awards and to repay the proceeds from some or all of his or her compensation issued under any of our incentive compensation plans should the executive be found to have engaged in actions that are non-compliant with the General Code of Ethics or other applicable policy. A clawback review may be initiated as a result of any non-compliance and, in the event that we, through our Board of Directors or a committee thereof, determine that an executive has engaged in any of the prohibited acts covered by the policy, or any other act that would give rise to a termination for cause but not result in a financial restatement by us, we also maintain the right to seek reimbursement of any incentive compensation paid to such executive during the period of time in which he or she was engaged in such acts. For executives who are found to have engaged in any noncompliant acts and who remain in our employment, we reserve the right to reduce current year incentive compensation to redress any prior imbalance that was subsequently determined to have existed. We also maintain the right to seek reimbursement of any incentive compensation should it be determined that such incentive compensation was based on materially inaccurate performance metrics, whether or not the executive was responsible for the inaccuracy. Once final regulations are adopted by the SEC regarding the clawback requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Compensation Committee intends to revise the clawback policy as necessary to comply with the regulations.

Under the terms of the Company’s 2014 Omnibus Incentive Plan, a participant’s rights with respect to an award under the plan are subject to any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a participant, or any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under certain federal securities law provisions.

Employment Agreements

We have entered into employment contracts with certain of our named executive officers. A summary of these employment agreements are set forth below under the heading “Potential Payments Upon Termination or Change-in-Control—Employment Agreements.”

Deductibility of Compensation under Section 162(m)

Section 162(m) of the Internal Revenue Code generally limits a public company’s federal income tax deduction to no more than $1 million of compensation paid per person to certain executive officers in a taxable year. Prior to 2018, compensation above $1 million could be deducted if it was “performance-based compensation” within the meaning of Section 162(m). However, as a result of changes made to Section 162(m) by the Tax Cuts and Jobs Act, for 2018, only performance-based compensation that was paid pursuant to a binding contract in effect on November 2, 2017 could be exempt from the $1 million deduction limit.

During 2018, the Compensation Committee took appropriate actions to preserve the deductibility of performance-based compensation granted prior to November 2, 2017 to reduce the impact of the $1 million deduction limit, but it did not limit, and does not intend to limit in future years, our executive officers’ compensation to a level that is fully deductible under Section 162(m). As disclosed above under “Compensation Philosophy and Objectives,” the Compensation Committee’s goal is to design compensation programs that attract, reward and retain successful executives and providing compensation that is able to achieve those goals may result in payment of compensation that is not deductible.

Compensation Risk Assessment

The Company has determined that any risks arising from our compensation programs and policies are not reasonably likely to have a material adverse effect on the Company. The Company believes our compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to our stockholders. The combination of performance measures for annual bonuses and the equity compensation programs, stock ownership guidelines and multi-year vesting schedules for equity awards have encouraged and will encourage our executives to maintain both a short- and a long-term view with respect to performance. Further mitigating risk, the Company has adopted a clawback policy applicable to executive incentive compensation and the terms of the Company’s 2014 Omnibus Incentive Plan subject all awards granted under the plan to any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a participant, or any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under certain federal securities law provisions.

Summary Compensation Table for Fiscal Years 2018, 2017 and 2016

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Brian K. Kobylinski	2018	718,773	—	1,072,800	452,827	10,042	2,254,442
President, Chief Executive Officer and Chairman of the Board	2017	700,000	—	1,132,081	826,000	9,892	2,667,973
	2016	425,577	—	1,388,866	—	9,958	1,824,401
Chad M. Paris	2018	334,615	101,148	298,000	126,485	8,742	868,990
Senior Vice President and Chief Financial Officer	2017	239,601	—	177,100	115,584	8,980	541,265
Srivas Prasad	2018	310,961	150,000	298,000	92,729	14,406	866,096
Senior Vice President and General Manager - Acoustics	2017	298,385	—	127,000	208,750	14,242	648,377
	2016	292,385	—	90,825	—	15,545	398,755
Keith A. Walz	2018	315,966	128,500	298,000	69,339	10,117	821,922
Senior Vice President and General Manager - Finishing	2017	266,192	—	127,000	119,693	9,160	522,045
Kevin Kuznicki	2018	233,846	25,000	447,000	73,662	23,891	803,399
Senior Vice President, General Counsel and Secretary

(1)
For Messrs. Paris, Prasad and Walz, the amounts listed in this column reflect the retention bonuses that were granted in June 2017 and that were paid in June 2018. For Mr. Kuznicki, the amount represents a sign-on bonus that was paid shortly after his hire date in April 2018 pursuant to the terms of his employment agreement.

(2)
The amounts listed in this column reflect the grant date fair value of the restricted stock unit awards computed in accordance with Accounting Standards Codification 718. The amount was determined by multiplying the closing price of the Company’s common stock on the grant date by the number of restricted stock units granted. The assumptions used to determine the valuation of the awards are discussed in Note 11 to our Consolidated Financial Statements in our Annual Report on Form 10-K.

(3)	The amounts listed in this column for 2018 reflect each named executive officer’s Annual Incentive Program bonus earned with respect to fiscal year 2018 (if any) which was paid in 2019.

(4)	This column includes the following amounts for 2018:

Name	401(k) Match ($)(a)	Life Insurance ($)(b)	Long-Term Care Insurance ($)(b)	Accidental Death & Dismemberment Insurance ($)(b)	Other ($)(c)	Total All Other Compensation ($)
Brian K. Kobylinski	8,250	1,598	—	194	—	10,042
Chad M. Paris	6,950	1,598	—	194	—	8,742
Srivas Prasad	6,988	1,598	5,626	194	—	14,406
Keith A. Walz	8,250	1,598	—	194	75	10,117
Kevin Kuznicki	5,538	799	—	97	17,457	23,891

(a)	Reflects the contributions to the Company’s 401(k) Plan made by the Company on behalf of each named executive officer.

(b)	Represents premiums paid by the Company for applicable insurance policies.

(c)
For Mr. Walz, represents the amount of a gift card and for Mr. Kuznicki, represents a tax gross up on his sign-on bonus ($14,872), reimbursement for his COBRA premiums through June 1, 2018 ($2,384) and reimbursement for a gym membership ($201).

The material terms of the Company’s employment agreements with the named executive officers are set forth below under the heading “Potential Payments Upon Termination or Change-in-Control—Employment Agreements.”

Grants of Plan-Based Awards for 2018

The following table sets forth cash incentive awards under the Annual Incentive Program and awards made by us during 2018 to the named executive officers under the 2014 Omnibus Incentive Plan. The threshold, target and maximum incentive award amounts shown in the table represent the amounts to be paid if Jason’s performance had met the respective levels of the applicable performance measures. The Annual Incentive Program for 2018 is more fully described under the “Elements of Compensation—Annual Incentive Compensation” section above, and the restricted stock unit awards granted during 2018 are more fully described under the “Elements of Compensation—Long-Term Equity-Based Compensation” section.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brian K. Kobylinski	Annual Incentive Program	—	359,387	718,773	1,078,160	—	—	—	—	—
	Time-Vesting RSUs	3/23/2018	—	—	—	—	—	—	360,000	1,072,800
Chad M. Paris	Annual Incentive Program	—	100,385	200,769	301,154	—	—	—	—	—
	Time-Vesting RSUs	3/23/2018	—	—	—	—	—	—	100,000	298,000
Srivas Prasad	Annual Incentive Program	—	93,289	186,577	279,866	—	—	—	—	—
	Time-Vesting RSUs	3/23/2018	—	—	—	—	—	—	100,000	298,000
Keith A. Walz	Annual Incentive Program	—	94,790	189,580	284,370	—	—	—	—	—
	Time-Vesting RSUs	3/23/2018	—	—	—	—	—	—	100,000	298,000
Kevin Kuznicki	Annual Incentive Program	—	58,462	116,923	233,846	—	—	—	—	—
	Time-Vesting RSUs	4/16/2018	—	—	—	—	—	—	150,000	447,000

(1)
The amounts in this column include the annual bonus grants pursuant to the Annual Incentive Program for fiscal year 2018. The amounts in this table show the threshold, target and maximum bonus amounts payable to the named executive officers assuming the Company satisfied the relevant performance measures with respect to fiscal year 2018. The actual amounts paid with respect to the Annual Incentive Program for 2018 are shown in the Summary Compensation Table above in the non-equity incentive compensation column.

(2)
Includes the time-vesting restricted stock units granted during 2018 pursuant to the 2014 Omnibus Incentive Plan. These restricted stock units vest in three equal installments with the first vesting date being March 23, 2019, the second vesting date being March 23, 2020 and the third vesting date being March 23, 2021.

(3)	The assumptions used to determine the valuation of the awards are discussed in Note 11 to our Consolidated Financial Statements in our Annual Report on Form 10-K.

Outstanding Equity Awards at December 31, 2018

The table below shows the number and value of stock awards outstanding for each named executive officer as of December 31, 2018.The Company has not granted stock options.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Brian K. Kobylinski	746,938	(3)	1,023,305	600,005	(8)	822,007

Chad M. Paris	172,500	(4)	236,325	70,000	(8)	95,900

Srivas Prasad	150,000	(5)	205,500	50,000	(8)	68,500

Keith A. Walz	152,500	(6)	208,925	50,000	(8)	68,500

Kevin Kuznicki	150,000	(7)	205,500	—	(8)	—

(1)	Includes time-vesting restricted stock units granted pursuant to the 2014 Omnibus Incentive Plan.

(2)	Amount is based on the aggregate number of unvested units multiplied by the $1.37 per share closing price of a share of the Company’s common stock as of the last business day of fiscal year 2018.

(3)
Amount includes: (a) 80,000 restricted stock units granted on April 27, 2016 and 30,000 restricted stock units granted on March 10, 2017, each of which vest on the third anniversary of the grant date, (b) 19,793 restricted stock units granted on April 27, 2016 and 360,000 restricted stock units granted on March 23, 2018, each of which vest in three equal installments on each of the first three anniversaries of the grant date, and (c) 257,145 restricted stock units which vest in two equal installments on January 5, 2019 and July 5, 2020.

(4)
Amount includes 2,500 restricted stock units granted on February 4, 2016 and 100,000 restricted stock units granted on March 23, 2018, each of which vest in three equal annual installments on each of the first three anniversaries of the grant date and 70,000 restricted stock units which vest in two equal installments on January 5, 2019 and July 5, 2020.

(5)
Amount includes 50,000 restricted stock units which vest in two equal installments on January 5, 2019 and July 5, 2020 and 100,000 restricted stock units which vest in three equal installments on each of the first three anniversaries of the grant date, which was March 23, 2018.

(6)
Amount includes 2,500 restricted stock units granted on February 4, 2016 and 100,000 restricted stock units granted on March 23, 2018, each of which vest in three equal annual installments on each of the first three anniversaries of the grant date and 50,000 restricted stock units that vest in two equal installments on January 5, 2019 and July 5, 2020.

(7)	Restricted stock units granted on April 16, 2018, which vest in three equal annual installments on each of the first three anniversaries of the grant date.

(8)
The amounts include the adjusted EBITDA-vesting restricted stock units granted pursuant to the 2014 Omnibus Incentive Plan. The awards vest based upon the achievement of an established cumulative adjusted EBITDA less CapEx performance target over a three-year performance period from April 1, 2017 through March 30, 2020. The amount listed above is based on the amount of units that would vest at target multiplied by the $1.37 per share closing price of a share of the Company’s common stock as of the last business day of fiscal year 2018.

Option Exercises and Stock Vested in 2018

The table below shows the amount realized upon the vesting of restricted stock units. The Company has not granted stock options.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Brian K. Kobylinski	19,794	55,027
Chad M. Paris	2,500	5,925
Srivas K. Prasad	—	—
Keith A. Walz	2,500	5,925
Kevin Kuznicki	—	—

(1)	Includes time-vesting restricted stock units granted pursuant to the 2014 Omnibus Incentive Plan.

(2)
For Mr. Kobylinski, amount is based on the aggregate number of vested units multiplied by the $2.78 per share closing price of a share of the Company’s common stock on April 27, 2018. For Messrs. Paris and Walz, amount is based on the aggregate number of vested units multiplied by the $2.37 per share closing price of a share of the Company’s common stock on February 4, 2018.

Pension Benefits

Our named executive officers do not participate in any Company-sponsored qualified or nonqualified defined benefit plans. Our Board of Directors or Compensation Committee may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interests.

Nonqualified Deferred Compensation

We do not sponsor any nonqualified defined contribution plans or other nonqualified deferred compensation plans. Our Board of Directors or Compensation Committee may elect to provide our executive officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Potential Payments Upon Termination or Change-in-Control

Employment Agreements

Mr. Kobylinski’s employment agreement, as amended, provides for Mr. Kobylinski to serve as President and Chief Executive Officer. In addition, Mr. Kobylinski’s employment agreement provides for an annual base salary of no less than $700,000, the entitlement to customary employee benefits, and an annual target bonus opportunity of 100% of base salary.

Mr. Paris’ employment agreement provides for Mr. Paris to serve as the Company’s Vice President and Chief Financial Officer. In addition, Mr. Paris’ employment agreement provides for an annual base salary of no less than $320,000, the entitlement to customary employee benefits, and an annual target bonus opportunity of 50% of base salary.

Mr. Prasad’s employment agreement, as amended, provides for Mr. Prasad to serve as the Senior Vice President and General Manager of the Company’s acoustics segment. In addition, Mr. Prasad’s amended employment agreement provides for an annual base salary of no less than $280,000, the entitlement to customary employee benefits, and an annual target bonus opportunity of 60% of base salary.

Mr. Walz’s employment agreement provides for Mr. Walz to serve as the Senior Vice President and General Manager of the company’s finishing segment. In addition, Mr. Walz’s employment agreement provides for an annual base salary of no less than $305,000, the entitlement to customary employee benefits, and an annual target bonus opportunity of 50% of base salary.

Mr. Kuznicki’s employment agreement provides for Mr. Kuznicki to serve as the Company’s Senior Vice President, General Counsel and Secretary. In addition, Mr. Kuznicki’s employment agreement provides for an annual base salary of no less than $320,000, the entitlement to customary employee benefits and an annual target bonus opportunity of 50% of base salary.

The employment agreements with Messrs. Kobylinski, Paris, Prasad, Walz and Kuznicki each provide that in the event the executives’ employment is terminated by the Company without “cause,” the executives terminate employment pursuant to a “constructive termination” (as such terms are defined in the employment agreements) or, in the case of Mr. Prasad, if the Company provides a notice of non-renewal, then, subject to the execution of a release of claims and continued compliance with the restrictive covenants (as described below), the executives will be entitled to certain benefits in addition to their accrued benefits.

Specifically, Mr. Kobylinski will be entitled to receive the sum of his base salary and target bonus, payable in installments over the 12 month period following his termination of employment, continued heath and welfare benefits for a period of 12 months after termination (or until he becomes eligible under another employer’s plan), and accelerated vesting of certain time-based restricted stock units provided to him in 2016 pursuant to his employment agreement, or immediate vesting of all performance- and time-based restricted stock units if the qualifying termination occurs within 12 months following a change in control.

Messrs. Paris, Prasad, Walz and Kuznicki will each be entitled to (i) 1.0 times (or 1.5 times in the event such termination occurs within 12 months following a change in control) their base salary payable over 12 months (or payable over 18 months if such termination occurs within 12 months following a change in control); (ii) a pro rata bonus for the year of termination; (iii) continued health and welfare benefits ending on the first to occur of (A) 12 months or, in case such termination occurs within 12 months following a change in control, 18 months following the termination of the executives’ employment and (B) the date they accept employment from an unaffiliated company; and (iv) outplacement services. In the event Messrs. Kobylinski, Paris, Prasad, Walz or Kuznicki’s employment is terminated due to death or disability, they each would be entitled to their base salary for three months following the date of termination plus a pro rata bonus for the year of termination.

The employment agreements with Messrs. Kobylinski, Paris, Prasad, Walz and Kuznicki each contain a Section 280G cutback pursuant to which, in the event any payments or benefits provided to the executives would be considered “parachute payments” as defined in Section 280G of the Internal Revenue Code, the executives would be entitled to the greater of, as determined on an after-tax basis, (i) such parachute payments or (ii) the greatest reduced amount of such parachute payments as would result in no amount of such parachute payments being subject to an excise tax pursuant to Section 280G.

In addition, the named executive officer employment agreements provide for (i) general restrictions on the disclosure of confidential information, (ii) an inventions assignment covenant, and (iii) an agreement that the executives will not compete with the Company or solicit the Company’s employees, customers or business during the executives’ employment and for a period of (A) 12 months thereafter in the case of Mr. Kobylinski or (B) 12 months thereafter or, for the period of 18 months thereafter if they are receiving the enhanced change in control severance benefits described above in the case of Messrs. Paris, Prasad, Walz and Kuznicki. Further, the employment agreements with Messrs. Kobylinski, Paris, Prasad, Walz and Kuznicki contain an agreement between the executives and the Company that during their employment and for a period of two years thereafter the executives will not disparage the Company.

2014 Omnibus Incentive Plan

Awards granted under the 2014 Omnibus Incentive Plan are generally subject to forfeiture upon termination of employment prior to vesting, subject in some cases to early vesting or continued eligibility for vesting upon specified events, including death, permanent disability or retirement of the grantee or a change in control of the Company. Generally, under the 2014 Omnibus Plan the Compensation Committee has the ability to accelerate the vesting of awards.

In connection with a change in control, as defined in the 2014 Omnibus Incentive Plan, the Compensation Committee may accelerate vesting of outstanding awards under the 2014 Omnibus Incentive Plan. In addition, such awards may be, in the discretion of the Compensation Committee, (1) assumed, continued or substituted by the acquiring or surviving entity in accordance with applicable law; (2) purchased by the Company for an amount equal to the excess of the price of a share of our common stock paid in a change in control over the exercise price of the awards; or (3) canceled if the price of a share of our common stock paid in a change in control is less than the exercise price of the award. The Compensation Committee may also provide for accelerated vesting or lapse of restrictions of an award at any time.

The award agreements under the 2014 Omnibus Incentive Plan also provide for accelerated vesting in certain circumstances. All performance-vesting and time-vesting restricted stock units granted in 2016, 2017 and 2018 provide that, in the event of the participant’s termination of employment (1) by the Company without cause, (2) by voluntary resignation by the participant with good reason, or (3) due to the participant’s death or disability, in each case, during the period beginning 90 days prior to the consummation of a change in control of the Company and ending two years following the date of consummation of a change in control of the Company, then any unvested restricted stock units that would have been forfeited on the date of the participant’s termination of employment shall become fully vested at 100% of target, as of the date of such termination of employment (or if the termination occurs prior to a change in control, on the date of the change in control), and the remaining restricted stock units will be forfeited.

Outside of the circumstances of a change in control of the Company, if the participant incurs a termination of employment by the Company without cause, there is a voluntary termination of employment by the participant with good reason or the participant’s employment terminates due to death or disability, then a pro-rated portion of the performance-vesting restricted stock units and cash performance awards will continue to be eligible to vest in accordance with the achievement of the performance conditions applicable to the award. The time-vesting restricted stock units and time-vesting long term cash awards provide that, if the participant incurs a termination of employment by the Company without cause, there is a voluntary termination of employment by the participant with good reason, then a pro-rata portion of the restricted stock units will vest. If the participant’s employment terminates due to death or disability, then the time-vesting restricted stock units and the time-vesting long-term cash awards will vest in full.

Potential Payments Upon Termination

The following table sets forth quantitative estimates of Messrs. Kobylinski, Paris, Prasad, Walz and Kuznicki’s severance payments and benefits upon a termination without “cause” or if the executive terminates employment pursuant to a “constructive termination” or if the executive is provided with a notice of non-renewal in the case of Mr. Prasad (collectively a “Qualifying Termination”). The amounts below reflect potential severance payments and benefits pursuant to the employment agreements or letter agreement and equity award agreements with such named executive officers, assuming the executive experienced a Qualifying Termination from the Company on December 31, 2018. In addition to these payments and benefits, each executive is entitled to a 90 day look forward period in regard to the accelerated vesting provisions of his or her restricted stock units triggered by a qualifying termination in connection with a change in control.

Name	Cash Severance Benefits ($)(1)	Continued Health Care Benefits ($)	Outplacement Services ($)	Continuation of Certain Insurance Benefits and Perquisites ($)(2)	Early Vesting of Restricted Stock Units ($)(3)	Early Vesting of Long-Term Cash (4)	Total ($)
Brian K. Kobylinski	1,451,380	12,690	—	—	1,198,645	—	2,662,715
Chad M. Paris	466,485	12,690	8,900	1,792	281,823	18,722	790,412
Srivas Prasad	407,729	12,690	8,900	7,418	239,594	37,443	713,774
Keith A. Walz	389,345	—	8,900	1,792	243,019	37,443	680,499
Kevin Kuznicki	393,662	12,690	8,900	1,792	205,500	—	622,544

(1)
This column includes the severance based on (a) for Mr. Kobylinksi, base salary and target bonus and (b) for Messrs. Paris, Prasad, Walz and Kuznicki, base salary and pro-rata bonus (as described above under “Employment Agreements”).

(2)	This column includes the estimated value of the continuation of life insurance benefits, long-term care and accidental death and dismemberment insurance.

(3)
These amounts represent the value of the unvested time-vesting and performance-vesting restricted stock units held by the executive officer that would have become vested upon a qualifying termination based on our closing stock price on December 31, 2018, of $1.37. The value of the EBITDA-vesting restricted stock units assumes that the awards are earned at target. The ROIC-vesting restricted stock units granted in 2016 are excluded in this column because they have no realizable value based on our performance through fiscal year 2018. The time-vesting restricted stock units are shown as vesting in full, as would be the case upon a termination as a result of death or disability, although only one additional tranche would vest upon a termination without “cause” or as a result of “good reason.”

(4)
These amounts represent the value of the unvested time-vesting and performance-vesting long-term cash incentive awards granted during 2017 that would become vested upon a qualifying termination. The amount shown above assumes that the performance-vesting long-term cash awards are earned at target. The time-vesting awards are shown as vesting in full, although only a pro-rata portion would vest upon a termination without “cause” or as a result of “good reason.”

Potential Payments Upon a Qualifying Termination in connection with a Change-in-Control

The following table sets forth quantitative estimates of Messrs. Kobylinski, Paris, Prasad, Walz and Kuznicki’s severance payments and benefits upon a termination without “cause” or if the executive terminates employment pursuant to a “constructive termination” or if the executive is provided with a notice of non-renewal in the case of Mr. Prasad, in each case within the 12 months following a change in control of the Company (collectively a “Change in Control Qualifying Termination”). The amounts below reflect potential severance payments and benefits pursuant to the employment agreements or letter agreements with such named executive officers, assuming the executive experienced a Change in Control Qualifying Termination on December 31, 2018. In addition to these payments and benefits, each executive is entitled to a 90 day look forward period in regard to the accelerated vesting provisions of his restricted stock units triggered by a Change in Control Qualifying Termination.

Name	Cash Severance Benefits ($)(1)	Continued Health Care Benefits ($)	Outplacement Services ($)	Continuation of Certain Insurance Benefits and Perquisites ($)(2)	Early Vesting of Restricted Stock Units ($)(3)	Early Vesting of Long-Term Cash (4)	Total ($)
Brian K. Kobylinski	1,451,380	12,690	—	—	1,845,312	—	3,309,382
Chad M. Paris	636,485	19,035	8,900	2,688	332,225	25,000	1,024,333
Srivas Prasad	565,229	19,035	8,900	11,127	274,000	50,000	928,291
Keith A. Walz	549,348	—	8,900	2,688	277,425	50,000	888,361
Kevin Kuznicki	553,662	19,035	8,900	2,688	205,500	—	789,785

(1)
This column includes the severance based on (a) for Mr. Kobylinksi, base salary and target bonus, (b) for Messrs. Paris, Prasad, Walz and Kuznicki, base salary and pro-rata bonus (as described above under “Employment Agreements”).

(2)	This column includes the estimated value of the continuation of life insurance benefits, long-term care and accidental death and dismemberment insurance.

(3)
These amounts represent the value of all of the unvested restricted stock units held by the executive officer, which become vested upon a change of control or a Change in Control Qualifying Termination, based on our closing stock price on December 31, 2018, of $1.37.

(4)
These amounts represent the value of the unvested time-vesting and performance-vesting long-term cash incentive awards granted during 2017 that would become vested upon a Change in Control Qualifying Termination.

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the median annual total compensation of our employees and the annual total compensation of Mr. Kobylinksi, our President, Chief Executive Officer and Chairman of the Board. For the year ended December 31, 2018:

•	the median of the annual total compensation of all employees of our company was reasonably estimated to be $45,200; and

•	the annual total compensation of Mr. Kobylinski was $2,254,442.

•	Based on this information, the ratio of the annual total compensation of our chief executive officer to the median of the annual total compensation of all other employees is estimated to be 50 to 1.

To identify our median employee, we considered each individual employed by us worldwide on December 31, 2018, except that we excluded approximately 177 employees located outside the United States, as permitted by the de minimis exemption. Based on such exemption, we excluded 153 employees from Romania and 24 employees from Sweden, which constituted approximately 4.9% of the 3,594 individuals that we employed on December 31, 2018. We then identified our median employee by examining base salary or wages that we paid to each employee (other than those excluded employees listed above). For any employee paid in currency other than U.S. dollars, we applied the applicable foreign currency exchange rate in effect on December 31, 2018 to convert such employee’s compensation into U.S. dollars. Once we identified our median employee, we added together all of the elements of such employee’s compensation for 2018 in the same way that we calculate the annual total compensation of our named executive officers in the Summary Compensation Table.

Director Compensation

Directors who are not employees of the Company receive an annual retainer fee of $50,000. The Chairman, if not the Company’s Chief Executive Officer, receives an additional $50,000 for his service as the Chairman of the Board. The Chairs of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee each receive an additional $15,000 annual retainer fee and the other members of those committees receive an additional $7,500 annual retainer fee in recognition of their committee service.

Directors who are not employees also generally receive an annual equity grant valued at $100,000 in the form of restricted stock units with a one-year vesting period to further align the interests of outside directors with stockholders. Mr. Quinn elected not to receive the restricted stock unit award for 2018. All of these restricted stock units are subject to forfeiture upon termination as a director prior to vesting, provided however that the Compensation Committee may, in its sole discretion, provide for accelerated vesting at any time and for any reason. Unvested restricted stock units issued to directors that have not been terminated become fully vested upon the occurrence of a change in control of the Company. Restricted stock units that have become vested prior to termination are settled on the date that is six (6) months following the date of the director’s termination of directorship.

Directors who are our employees do not receive any special compensation for their service as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
James P. Heffernan	65,000	104,851	169,851
Edgar G. Hotard (1)	68,750	104,851	173,601
James E. Hyman	63,125	104,851	167,976
Brian K. Kobylinski	—	—	—
Nelson Obus	25,000	81,751	106,751
Mitchell I. Quain	63,125	104,851	167,976
Jeffry N. Quinn (2)	75,000	—	75,000
Dr. John Rutledge	57,500	104,851	162,351
James M. Sullivan	65,000	104,851	169,851
____________

(1)
On February 19, 2019, in connection with Mr. Hotard’s retirement from the Board, the Compensation Committee accelerated the vesting of the restricted stock units granted to Mr. Hotard in connection with the 2018 Annual Meeting of Stockholders.

(2)	Mr. Quinn served as Chairman of the Board until June 28, 2018.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board that we include the Compensation Discussion and Analysis in this Proxy Statement.

Compensation Committee
James P. Heffernan, Chair
James E. Hyman
Mitchell I. Quain

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter that is available on our website at www.jasoninc.com. The Audit Committee’s specific responsibilities are summarized under “Corporate Governance Principles and Board Matters—Board Committees—Audit Committee.”

Management, the independent registered public accounting firm (“Independent Auditor”) and the Audit Committee each have different roles and responsibilities with respect to our financial statements and internal control over financial reporting. Management is responsible for the preparation, presentation and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of our system of internal control. Our Independent Auditor is responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion, based on the results of their audit, on whether the consolidated financial statements are fairly presented in all material respects, in conformity with accounting principles generally accepted in the United States. The Audit Committee is responsible for overseeing the conduct of these activities and appointing our Independent Auditor. The Audit Committee relies on the expertise and knowledge of management, the internal auditors and the Independent Auditor in carrying out its oversight responsibilities, including with respect to information provided and representations made to it by management and on the report on our consolidated financial statements that it receives from our Independent Auditor.

Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the financial statements with management and the Independent Auditor. The Audit Committee discussed with the Independent Auditor the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (Communication with Audit Committees). This review included a discussion of the quality of the Company’s accounting principles, the selection of and modification to significant accounting policies, the reasonableness of estimates, and the disclosures in the Company’s financial statements and the notes thereto.

The Audit Committee has received the written disclosures and the letter from the Independent Auditor required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) and the Audit Committee discussed with the Independent Auditor that firm’s independence. These disclosures and discussion informed the Audit Committee of any relationships between PricewaterhouseCoopers LLP, the Independent Auditor, or any of its affiliates and the Company or any persons in financial reporting oversight roles for the Company in order to assist the Audit Committee in evaluating PricewaterhouseCoopers LLP’s independence.

Based upon the Audit Committee’s discussions with management and the Independent Auditor and the Audit Committee’s review of the audited financial statements and the representations of management and the report of the Independent Auditor to the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Audit Committee
James M. Sullivan, Chair
James P. Heffernan
Dr. John Rutledge

CHANGE IN CERTIFYING ACCOUNTANT
Previous Independent Registered Public Accounting Firm
On March 11, 2019, PricewaterhouseCoopers LLP was notified on behalf of the Audit Committee that it was dismissed as the Company’s independent registered public accounting firm effective immediately. The Audit Committee participated in and approved the decision to dismiss PricewaterhouseCoopers LLP.

The audit reports of PricewaterhouseCoopers LLP on the Company’s consolidated financial statements as of and for the years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2017 and December 31, 2018 and in the subsequent interim period through March 11, 2019, there were no “disagreements” (as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to such disagreement in its reports on the financial statements for such periods. In addition, during the Company’s two most recent fiscal years ended December 31, 2017 and 2018 and in the subsequent interim period through March 11, 2019, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weakness identified in the Company’s internal control over financial reporting related to the design and operation of control activities which was disclosed in Management’s Report on Internal Control over Financial Reporting in Item 9A of the 2017 Form 10-K filed by the Company on March 1, 2018 and subsequently remediated as of September 30, 2018.
New Independent Registered Public Accounting Firm
On March 8, 2019, the Audit Committee decided to engage Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for its fiscal year ending December 31, 2019, which was effective on March 11, 2019.

During the Company’s two most recent fiscal years ended December 31, 2017 and December 31, 2018 and in the subsequent interim period through March 11, 2019, neither the Company nor anyone on its behalf consulted Deloitte & Touche LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, in connection with which either a written report or oral advice was provided to the Company that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or “reportable event” (as these terms are defined or described in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K, respectively).

STOCKHOLDER PROPOSALS

If a stockholder intends to present a proposal at the 2020 annual meeting of stockholders and desires to have us include that proposal in our proxy materials for that meeting under Rule 14a-8 under the Securities Exchange Act of 1934, then the stockholder must ensure that we receive the proposal by December 13, 2019.

A stockholder who otherwise intends to present business at the 2020 annual meeting of stockholders must comply with the requirements set forth in our Bylaws. Our Bylaws state that a stockholder must give written notice that complies with the Bylaws to our Secretary not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting.

Since the Annual Meeting will be held on May 16, 2019, we must receive notice of a proposal for stockholders to consider at the 2020 annual meeting of stockholders that a stockholder submits other than pursuant to Rule 14a-8 between January 17, 2020 and February 16, 2020.

If we receive the notice after February 16, 2020, then we will consider the notice untimely and we will not have an obligation to present the proposal at the 2020 annual meeting of stockholders. If the Board chooses to present a proposal that a stockholder submits other than under Rule 14a-8 at the 2020 annual meeting of stockholders, then the persons named in the proxies that the Board requests for the 2020 annual meeting of stockholders may exercise discretionary voting power with respect to the proposal.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Pursuant to the rules of the SEC, services that deliver our communications to stockholders that hold their stock through a broker, bank or other nominee may deliver to multiple stockholders sharing the same address a single copy of our Annual Report and Proxy Statement. We will deliver promptly, if you request orally or in writing, a separate copy of the Annual Report and Proxy Statement to any stockholder at the same address. If you wish to receive a separate copy of the Annual Report and Proxy Statement, then you may contact our Investor Relations Department by: (a) mail at Jason Industries, Inc., Attention: Investor Relations, 833 East Michigan Street, Suite 900, Milwaukee, Wisconsin 53202, (b) telephone at (414) 277-9300 or (c) email at investors@jasoninc.com. You can also contact your broker, bank or other nominee to make a similar request. Stockholders sharing an address who now receive multiple copies of our Annual Report and Proxy Statement may request delivery of a single copy by contacting us as we indicate above, or by contacting their broker, bank or other nominee, so long as the broker, bank or other nominee has elected to household proxy materials.

By Order of the Board of Directors,
Jason Industries, Inc.

Kevin M. Kuznicki Senior Vice President, General Counsel & Secretary
Milwaukee, Wisconsin
April 11, 2019

JASON

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John Sample
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

02 0000000000

1. Election of Directors

Nominees

01 Andrew G. Lampereur 02 Nelson Obus 03 Mitchell I. Quain

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000406028_1 R1.0.1.18

ANNUAL MEETING OF STOCKHOLDERS
WEDNESDAY, MAY 16, 2019, AT 8:00 AM, CENTRAL TIME
The Annual Meeting of Stockholders will be held at 833 East Michigan Street,
Fourth Floor Conference Room, Milwaukee, WI 53202

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com

JASON INDUSTRIES, INC
Annual Meeting of Stockholders
May 16, 2019 8:00 AM, Central Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Brian K. Kobylinski and Kevin M. Kuznicki, and each of them, as proxies for the undersigned, with full power of substitution and resubstitution, to act and vote all the shares of common stock of Jason Industries, Inc. held of record by the undersigned as of the close of business on March 29, 2019 at the Annual Meeting of Stockholders of Jason Industries, Inc. to be held at 833 East Michigan Street, Fourth Floor Conference Room, Milwaukee, WI 53202 on May 16, 2019 at 8:00 A.M., Central Time, and at any adjournment or postponement of the meeting (the “Meeting”), hereby revoking any proxy previously given.

The Board of Directors recommends a vote: (I) FOR election of the nominees to the Board of Directors named in the Proxy Statement (Proposal 1); (II) FOR approval of the compensation of the Company’s named executive officers (Proposal 2); and (III) FOR ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm (Proposal 3).

The shares represented by this Proxy Card shall be voted as specified, and in the discretion of Messrs. Kobylinski and Kuznicki upon any other matter that may properly come before the Meeting. If no specification is made, the shares shall be voted as recommended by the Board of Directors.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000406028_2 R1.0.1.18